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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HCP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 24, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of HCP, Inc. (the "Company") will be held at the Long Beach Marriott, 4700 Airport Plaza Drive, Long Beach, CA 90815, on Thursday, April 24, 2008, at 9:30 a.m., California time, for the following purposes:

  (1)
  To elect eleven (11) persons to the Board of Directors to serve until the Company's 2009 annual meeting of stockholders and until their successors are duly elected and qualified;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2008; and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on March 10, 2008, are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

You are cordially invited to attend the meeting in person. Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy card and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors

Edward J. Henning Corporate Secretary
Long Beach, California March 24, 2008

HCP, Inc.

PROXY STATEMENT
2008 Annual Meeting of Stockholders
To Be Held on April 24, 2008

This Proxy Statement is being furnished by HCP, Inc. to our stockholders in connection with our Board of Directors' solicitation of proxies for use at our 2008 Annual Meeting of Stockholders to be held on April 24, 2008, and at any and all adjournments or postponements thereof (the "Annual Meeting"). References in this Proxy Statement, unless the context requires otherwise, to "HCP," the "Company," "we," "our," "ours" and "us" refer to HCP, Inc. and our consolidated subsidiaries. Our principal executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. The approximate date on which this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and the proxy card are first being sent to our stockholders is March 24, 2008.

  Q: What is being voted on?

    A:
    At the Annual Meeting, stockholders will be asked to vote on:

    •
    the election of eleven (11) directors to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified; and

    •
    the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.

      We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See "How will voting on any other business be conducted?" below.

  Q: How does the Board recommend I vote on these proposals?

    A:
    The Board of Directors recommends a vote:

    •
    FOR the election of the following eleven nominees to the Board of Directors: Robert R. Fanning, Jr., James F. Flaherty III, Christine N. Garvey, David B. Henry, Lauralee E. Martin, Michael D. McKee, Harold M. Messmer, Jr., Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan; and

    •
    FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.

  Q: Who is entitled to vote?

    A:
    The record date for the Annual Meeting is March 10, 2008. Holders of record of HCP's common stock as of the close of business on that date are entitled to vote at the Annual Meeting.

  Q: How can stockholders vote?

    A:
    If your shares are registered directly in your name, you are considered the "stockholder of record" with respect to those shares and the proxy materials and proxy card are being sent directly to you by HCP. As the stockholder of record, you may complete, sign and date the enclosed proxy card and return it in the postage pre-paid envelope, or attend and vote at the Annual Meeting in person.

      If, like most stockholders, your shares are held by a bank or broker as nominee (that is, in "street name"), you are considered the beneficial owner of your shares. As a beneficial owner, you may vote your shares by completing, signing and dating the voting instruction card provided by your bank or broker and returning it in the postage pre-paid envelope. You may also be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 23, 2008. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Beneficial stockholders who vote by Internet or telephone need not return a voting instruction card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper voting instruction card you received in the self-addressed postage pre-paid envelope provided.

      Because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank or broker in street name at the Annual Meeting unless you obtain a "legal proxy" from the bank or broker that holds your shares, giving you the right to vote the shares at the meeting.

      Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

  Q: Can I revoke my proxy?

    A:
    Yes. Any stockholder of record has the power to revoke his or her proxy at any time before it is voted by:

    •
    filing with our Corporate Secretary, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

    •
    duly executing a proxy with a later date and delivering it to our Corporate Secretary before the voting at the Annual Meeting; or

    •
    attending the Annual Meeting and voting in person; attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

      For shares held in street name, you may revoke a proxy by submitting new voting instructions to the bank or broker or, if you have obtained a legal proxy from the bank or broker giving you the right to vote the shares at the Annual Meeting, by attending the meeting and voting in person.

  Q: How many shares are eligible to vote at the Annual Meeting?

    A:
    As of the close of business on the record date of March 10, 2008, there were 217,705,890 shares of HCP common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

  Q: How is a quorum determined?

    A:
    A quorum refers to the number of shares that must be in attendance at an annual meeting to lawfully conduct business. The representation, in person or by properly executed proxy, of the holders of a majority of the shares of HCP common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. The inspector of election will treat shares held by brokers or nominees as present even if instructions have not been received from the beneficial owner of the shares and the broker or nominee does not have discretionary power to vote on a particular matter (such shares are commonly referred to as "broker non-votes"). Abstentions will be counted as present for quorum purposes.

  Q: What is required to approve each proposal?

    A:
    Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote on the election of directors at the Annual Meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

      HCP has adopted a policy whereby any nominee for director who receives a greater number of "withhold" votes than votes "for" his or her election will tender his or her resignation for consideration by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to our Board of Directors the action to be taken with respect to such offer of resignation.

      The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2008. Abstentions as to this proposal will have no effect on the outcome of the vote.

  Q: How will shares be voted if a stockholder does not give specific voting instructions?

    A:
    If a stockholder of record signs and sends in a proxy card and does not indicate how the stockholder wants to vote, the inspector of election will count that proxy as a vote FOR each of the director nominees named in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.

      If you are a street name holder and do not give specific voting instructions to your bank or broker, the organization that holds your shares may generally vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your bank or broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your bank or broker specific voting instructions, the shares will be treated as "broker non-votes." As described above, broker non-votes will be counted for purposes of determining whether a quorum is present; however, broker non-votes will not otherwise be considered a vote cast on a proposal. We believe that the proposals discussed in this Proxy Statement are all considered routine and therefore may be voted upon in the discretion of your bank or broker if you do not give specific instructions to your bank or broker.

  Q: How will voting on any other business be conducted?

    A:
    Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, a stockholder's signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

  Q: How will the votes be counted?

    A:
    Votes cast by proxy or in person at the Annual Meeting will be counted by The Bank of New York, HCP's appointed inspector of elections for the meeting.

  Q: Who will bear the costs of this solicitation?

    A:
    The costs of the solicitation of proxies will be borne by HCP. In addition to solicitation by mail, directors and officers of HCP, without receiving any additional compensation, may solicit proxies personally or by telephone. HCP will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. HCP has retained the services of Georgeson Inc., for a fee of $9,000 plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies.

PRINCIPAL STOCKHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, and calculating the ownership percentages based on our shares outstanding as of March 10, 2008, the only persons known by us to beneficially own more than 5% of our common stock were as follows:

		Shares Beneficially Owned

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class

The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	13,145,744	(1)	6.0%

FMR LLC	82 Devonshire Street Boston, MA 02109	12,606,747	(2)	5.8%

(1)
Share ownership information for The Vanguard Group, Inc. ("Vanguard") is given as of December 31, 2007, and was obtained from a Schedule 13G filed on February 12, 2008 with the Securities and Exchange Commission. Vanguard has sole voting power over 83,754 shares and sole dispositive power over 13,145,744 shares of our common stock. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 36,660 shares as a result of serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(2)
Share ownership information for FMR LLC ("FMR") is given as of December 31, 2007, and was obtained from a Schedule 13G filed on February 14, 2008 with the Securities and Exchange Commission. FMR has sole voting power over 1,128,547 shares and sole dispositive power over 12,606,747 shares of our common stock. Fidelity Management and Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 11,740,000 shares of our outstanding common stock as a result of acting as investment adviser to various investment companies.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Set forth below is information regarding the principal occupation for at least the past five years of each of our nominees for election as directors, all of whom, other than Ms. Martin, currently serve as directors.

Robert R. Fanning, Jr.    Mr. Fanning, 65, was, from 2004 through December 2005, a Director of Speltz & Weis LLC, a firm specializing in interim management of financially challenged hospitals and healthcare systems. Mr. Fanning served as the Chief Operating Officer of Saint Vincent Catholic Medical Centers in New York City from April 2004, when Speltz & Weis was engaged by the hospital system after it experienced a $59 million loss in 2003, until December 2005. Huron Consulting Group acquired Speltz & Weis in May 2005. Mr. Fanning retired from Huron Consulting Group in December 2005. From 2000 to 2003, Mr. Fanning was a Principal of BBK Consulting, Southfield, Michigan, specializing in healthcare consulting and business revitalization. From 1980 to 2000, Mr. Fanning was President and Chief Executive Officer of Beverly Hospital and its parent company, Northeast Health System.

James F. Flaherty III.    Mr. Flaherty, 50, has been Chairman of our Board of Directors since May 2005, our Chief Executive Officer since May 2003, and our President and a member of our Board of Directors since joining us in October 2002. Prior to joining HCP, Mr. Flaherty was affiliated with Merrill Lynch & Co. for 19 years, serving in a variety of investment banking, capital markets and private equity functions in New York, London and Los Angeles and was head of Merrill Lynch's Global Health Care Group. Mr. Flaherty has served as a Director of Quest Diagnostics Incorporated (NYSE:DGX), and currently sits on the Board of Trustees of the University of Notre Dame and the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").

Christine N. Garvey.    Ms. Garvey, 62, was the Global Head of Corporate Real Estate Services at Deutsche Bank AG from 2001 to 2004, where she continues to provide consulting services since her departure. Prior to that, she served as Vice President, Worldwide Real Estate and Workplace Resources at Cisco Systems, Inc. and as Group Executive Vice President at Bank of America. Ms. Garvey has served as a member of the Board of Trustees of ProLogis since September 2005 when Catellus Development Corporation, where she had been a member of the Board since 1995, merged into a subsidiary of ProLogis. She is also a member of the Board of Directors of UnionBanCal Corporation (NYSE:UB), and served on the Board of Directors of Hilton Hotels Corporation through October 2007.

David B. Henry.    Mr. Henry, 59, has been Vice Chairman of the Board of Directors and Chief Investment Officer of Kimco Realty Corporation (NYSE:KIM), a real estate investment trust, since May 2001. Mr. Henry joined Kimco Realty Corporation after 23 years at General Electric where he was Chief Investment Officer and Senior Vice President of GE Capital Real Estate and Chairman of GE Capital Investment Advisors. Mr. Henry also serves on the Board of Directors of ThermoChem Recovery International, Inc., a company that converts biomass to energy.

Lauralee E. Martin.    Ms. Martin, 57, has been the Chief Operating and Financial Officer and on the Board of Directors of Jones Lang LaSalle Incorporated (NYSE:JLL), the world's leading real estate services and money management firm since 2005. Ms. Martin joined Jones Lang LaSalle in 2002 as Chief Financial Officer after 15 years with Heller Financial, Inc. where she was Chief Financial Officer and President of the Real Estate Finance Division. Since 2004, Ms. Martin has served as a director of KeyCorp (NYSE:KEY), one of the nation's largest bank-based financial services companies, and also served on the Board of Directors of Gables Residential Trust from 1994 through 2005.

Michael D. McKee.    Mr. McKee, 62, is the Chief Executive Officer and Vice Chairman of the Board of Directors of The Irvine Company, a privately-held real estate development and investment company, and has been an executive officer of The Irvine Company since 1994. Prior to that, he was a partner with the law firm of Latham & Watkins LLP from 1986 to 1994. Mr. McKee is a Director of Realty Income

Corporation (NYSE:O) and serves on the Board of Directors of several non-profits including the Hoag Hospital Foundation, the Tiger Woods Foundation and the Donald Bren Foundation.

Harold M. Messmer, Jr.    Mr. Messmer, 62, has been Chairman and Chief Executive Officer of the global staffing firm Robert Half International Inc. (NYSE:RHI) since 1986. In addition to its professional staffing services, RHI is the parent company of Protiviti, a leading internal audit and business risk consulting firm. Mr. Messmer also is a member of the Executive Council of the Medical Center of UCSF (University of California San Francisco) and serves on the Board of Governors of the UCSF Foundation.

Peter L. Rhein.    Mr. Rhein, 66, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967 and a co-managing member of BBC Properties, LLC, a real estate investment and development company, since October 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. Since 2004, Mr. Rhein has served as a director of Cohen & Steers, Inc. (NYSE:CNS), one of the nation's largest managers of real estate mutual funds. Mr. Rhein also serves on the Board of Governors of the Fulfillment Fund, a non-profit organization which supports education for disadvantaged students. Mr. Rhein is a certified public accountant.

Kenneth B. Roath.    Mr. Roath, 72, has been our Chairman Emeritus since May 2005, and was previously Chairman of our Board of Directors since 1988. Mr. Roath joined HCP at its inception in March 1985, as President and Chief Operating Officer, prior to its becoming a public company. From 1988 until May 2003, he was also our Chief Executive Officer. Prior to being acquired in August 2007, Mr. Roath served on the Board of Directors of Spirit Finance Corporation (NYSE:SPC), a real estate investment trust. He is a past Chairman of NAREIT.

Richard M. Rosenberg.    Mr. Rosenberg, 77, served as Chairman and Chief Executive Officer of BankAmerica Corp. from 1990 until his retirement in 1996. Prior to joining BankAmerica Corp. in 1987, Mr. Rosenberg served as President and Chief Operating Officer of Seattle-First National Bank and Seafirst Corp. He served as Vice Chairman and Director of Wells Fargo Bank and was with that organization for 22 years. Mr. Rosenberg serves on the Board of Directors of several non-profit organizations, including the San Francisco Symphony. He is also Chairman of the Board of Governors of the UCSF Foundation, a member of the Board of Governors of the Buck Institute for Age Research and serves as a Trustee of the California Institute of Technology.

Joseph P. Sullivan.    Mr. Sullivan, 65, is Chairman of the Board of Advisors of RAND Health and Chairman of the Board of Advisors of the UCLA Medical Center. From March 2000 through March 2003, he served as Chairman of the Board and Chief Executive Officer of Protocare, Inc., a healthcare clinical trials and consulting organization. Mr. Sullivan was Chairman of the Board, Chief Executive Officer and President of American Health Properties, Inc. from 1993 until HCP's acquisition of American Health Properties in 1999. He is a Director of Amylin Pharmaceuticals, Inc. (NASDAQ:AMLN), a biopharmaceutical company, AutoGenomics, an early stage private company developing a fully automatic laboratory machine for protemic and genetic testing, and Cymetrix, Inc., a provider of customized revenue cycle solutions to hospitals and healthcare networks. He served as a director of Covenant Care, Inc., a provider of long term care services, from 2000 until March 2006.

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers as of March 10, 2008, other than Mr. Flaherty, whose biographical information is set forth above.

Charles A. Elcan.    Mr. Elcan, 44, became our Executive Vice President—Medical Office Operations in October 2003. Prior to that date, he served as Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field, which we acquired in October 2003. Mr. Elcan currently serves on the Board of Directors of RexStores Corporation (NYSE:RSC), a specialty retailer in the consumer electronics/appliance industry, Kimpton Hotel and Restaurant Group, a private owner and operator of boutique hotels based in San Francisco, and The Land Trust for Tennessee, a non-profit conservation easement organization.

Paul F. Gallagher.    Mr. Gallagher, 47, became our Executive Vice President—Chief Investment Officer in May 2006 after joining us as Executive Vice President—Portfolio Strategy in October 2003. From 1988 until he joined HCP, Mr. Gallagher was employed by General Electric Commercial Finance, including most recently as Managing Director of its Strategic Ventures department.

Edward J. Henning.    Mr. Henning, 55, became our Executive Vice President, General Counsel and Corporate Secretary in January 2007. In addition, he became our Chief Administrative Officer in January 2008. From 1995 until January 2007, Mr. Henning served as our Senior Vice President, General Counsel and Corporate Secretary. He joined us in 1994 as Vice President, Senior Legal Counsel and Corporate Secretary.

Marshall D. Lees.    Mr. Lees, 54, became our Executive Vice President—Life Science Estates in August 2007. Prior to that date, he served as President and Chief Executive Officer of Slough Estates USA Inc. for 18 years, a company that owned, operated and developed real estate for life science and pharmaceuticals tenants, which we acquired in August 2007.

Donald S. McNutt.    Mr. McNutt, 59, became our Executive Vice President—Operations in August 2007. Prior to that date, he spent 31 years in various positions, including as Senior Vice President and Treasurer, with The Irvine Company, a privately-held real estate development and investment company, overseeing the operations, leasing, treasury, capital markets, project finance, banking and public finance groups.

Mark A. Wallace.    Mr. Wallace, 50, became our Executive Vice President and Chief Financial Officer in January 2007 after joining us as Senior Vice President and Chief Financial Officer in March 2004. In addition, he became our Treasurer in September 2006. Prior to joining us, from August 2003 through November 2003, Mr. Wallace served as Chief Financial Officer of Atrix Laboratories, a specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of Titanium Metal Corporation (NYSE:TIE), a titanium manufacturer, from 2000 to 2002. He is a certified public accountant.

There are no family relationships among any of our directors or executive officers.

Board Meeting Attendance

During 2007, our Board of Directors held 16 meetings. During that period, each of our directors attended at least 75% of the meetings of the Board and each of its committees on which he or she served. Our policy is that directors should make every effort to attend in person the four regularly scheduled quarterly meetings of the Board and the annual stockholders meeting, as well as the associated meetings of committees of which they are members and all other scheduled meetings of the Board and meetings of committees of which they are members. Members may attend such meetings by telephone or video conference, if necessary, to mitigate conflicts. All of our Board members attended the 2007 annual meeting of stockholders in person, except for Mr. Roath who attended telephonically.

Board Independence

To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with HCP or its subsidiaries. Our Board has established and employs categorical standards to assist in determining whether a relationship between any director and HCP is material and thus would disqualify such director from being independent. These categorical standards are included in Section II of HCP's Corporate Governance Guidelines, which are posted in the Investor Relations—Corporate Governance section of our website at www.hcpi.com and may also be obtained in print, without charge, by any stockholder upon request to our Corporate Secretary. The full text of these categorical standards is also attached as Annex 1 to this Proxy Statement.

The Board has determined, in accordance with the categorical standards discussed above, that each of Ms. Garvey, Ms. Martin and Messrs. Fanning, Henry, McKee, Messmer, Rhein, Rosenberg and Sullivan is independent within the meaning of the rules of the NYSE. The Board further determined that neither Mr. Flaherty nor Mr. Roath is independent due to Mr. Flaherty's present, and Mr. Roath's prior, employment with HCP.

Committees of the Board and Corporate Governance Guidelines

Our Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee. Current copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters as well as our Corporate Governance Guidelines are posted in the Investor Relations—Corporate Governance section of our website at www.hcpi.com, and may be obtained in print, without charge, by any stockholder upon request to our Corporate Secretary.

Audit Committee.    During 2007, our Audit Committee was comprised of Messrs. Fanning, Henry, Rhein (Chair) and Sullivan, and held five meetings. Our Board has determined that each member of our Audit Committee is "independent" within the meanings of NYSE and SEC rules and is financially literate. The Board has determined that each of Messrs. Rhein and Sullivan is an audit committee financial expert within the meaning of the SEC rules and has accounting or related financial management expertise.

Our Audit Committee operates pursuant to a written charter. During 2007, our Audit Committee reviewed its charter and decided not to recommend any changes to the Board. The primary purpose of our Audit Committee is to assist the Board with its oversight responsibilities regarding:

  •
  integrity of HCP's financial statements;

  •
  HCP's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of HCP's independent auditor and internal audit function.

In addition, our Audit Committee is responsible for preparing the Audit Committee Report required to be prepared pursuant to SEC rules for inclusion in our annual proxy statement.

Our Audit Committee generally meets with our independent auditors at least four times a year. In addition, our Audit Committee or Mr. Rhein, the Audit Committee chairman, holds quarterly discussions with our independent auditors. To ensure independence of the audit, our Audit Committee consults separately and jointly with the independent auditors and management. The Audit Committee Report is included in this Proxy Statement under "Audit Committee Report to Stockholders."

Compensation Committee.    During 2007, our Compensation Committee was comprised of Ms. Cirillo-Goldberg, Mr. McKee (Chair) and Mr. Messmer, and held six meetings. Our Board has determined that each member of our Compensation Committee is independent under NYSE rules. Our Compensation Committee operates pursuant to a written charter and, during 2007, our Compensation Committee reviewed its charter and decided to make certain amendments to clearly delineate those officers for whom employment agreements, retirement plans, severance arrangements and other compensation is reviewed and approved.

Pursuant to its charter, our Compensation Committee's responsibilities include the following:

  •
  evaluating and approving HCP's compensation plans, policies and programs;

  •
  reviewing HCP's compensation philosophy;

  •
  reviewing and approving HCP's corporate goals and objectives relating to the compensation of our Chief Executive Officer ("CEO"), evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the CEO's compensation based on such evaluation;

  •
  reviewing and approving, annually, the compensation levels for any executive vice president and other Section 16 officer of HCP or any of our subsidiaries;

  •
  reviewing and approving all employment agreements, executive retirement plans and severance arrangements for Senior Vice Presidents and above;

  •
  managing and reviewing HCP's bonus, long-term incentive compensation, stock option, employee pension and deferred compensation plans;

  •
  reviewing and approving HCP's policies concerning perquisite benefits;

  •
  determining HCP's policy with respect to change of control or "parachute" payments; and

  •
  managing and reviewing HCP's director and officer indemnification and insurance matters.

Our Compensation Committee also reviews and makes recommendations regarding the compensation paid to our non-employee directors. However, our full Board determines the compensation for our non-employee directors.

Our Compensation Committee may form subcommittees and delegate to its subcommittees such powers and authority as it deems appropriate, except that our Compensation Committee may not delegate to a subcommittee (i) its authority to approve compensation levels and award grants for senior executive officers and other high-level employees, or (ii) any other power or authority required by applicable law or regulation to be exercised by the committee as a whole. Our Compensation Committee has delegated to the Stock Award Subcommittee the authority to make restricted stock grants to certain of our employees of up to an annual aggregate limit of 75,000 shares of our common stock each year. The Subcommittee may not make these grants to any Senior Vice President or more senior officer of HCP. Other than the authority delegated to the Stock Award Subcommittee, our Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee. Our executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

Pursuant to its charter, our Compensation Committee is authorized to retain such independent counsel, compensation and benefits consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For 2007, our Compensation Committee retained the firm of Semler Brossy Consulting Group, LLC ("Semler Brossy") as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers. The Compensation Committee made its 2007 compensation decisions, including decisions with respect to the Named Executive Officers' compensation, after consulting with Semler Brossy. For 2007, Semler Brossy advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Semler Brossy also reviewed comparable equity REITs and other real estate companies for 2007 and helped the Compensation Committee obtain and evaluate current executive compensation data for these companies. All compensation decisions were made solely by our Compensation Committee or Board of Directors.

Nominating and Corporate Governance Committee.    During 2007, our Nominating and Corporate Governance Committee was comprised of Ms. Cirillo-Goldberg and Messrs. Henry, Messmer and

Rosenberg (Chair), and held three meetings. Our Board has determined that each member of our Nominating and Corporate Governance Committee is "independent" under NYSE rules. Our Nominating and Corporate Governance Committee acts pursuant to a written charter. During 2007, our Nominating and Corporate Governance Committee reviewed its charter and decided not to recommend any changes to the Board.

Pursuant to its charter, our Nominating and Corporate Governance Committee's responsibilities include: identifying qualified candidates to become Board members, recommending to our Board director nominees for election by the stockholders, selecting candidates to fill any vacancies on our Board, developing and recommending to our Board a set of corporate governance guidelines and principles applicable to the Company and overseeing the evaluation of the Board.

Finance Committee.    During 2007, our Finance Committee was comprised of Messrs. Henry, Rosenberg, and Sullivan (Chair), and held six meetings. Our Board has determined that each member of our Finance Committee is "independent" under NYSE rules. Our Finance Committee was formed in order to facilitate the offer, issuance and sale of shares of HCP's common stock, the classification or reclassification, offer, issuance and sale of shares of separate classes or series of HCP's preferred stock and the offer, issuance and sale of HCP's debt securities on an expedited basis, as well as HCP's entry into credit facilities, and loan, hedging and other financing transactions.

Corporate Governance Guidelines.    Our Board has adopted Corporate Governance Guidelines, which direct our Board's actions with respect to, among other things, Board composition, Board meetings, the Board's standing committees and procedures for appointing members of these committees, stockholder communications with the Board, expectations for directors, succession planning and self-evaluation.

Director Nominees.    Our Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended as a candidate for election to the Board of Directors. Rather, the Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board, including, but not limited to: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in our industry; (iv) experience with relevant social policy concerns; (v) experience as a board member of another publicly held company; (vi) the ability and willingness to commit adequate time to our Board and its committee matters; (vii) the fit of the individual's skills with those of the other members (and potential members) of our Board in building a board that is effective, collegial and responsive to HCP's needs; (viii) academic expertise in an area of HCP's operations; and (ix) practical and mature business judgment. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience in the Board as a whole.

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders, and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. The Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of the Company or senior management. The Nominating and Corporate Governance Committee may also hire a search firm, if deemed appropriate. All potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman's absence, any other member of the committee delegated to initially review director candidates. The reviewing committee member will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidates. Other Board members may also interview the prospective candidates. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. The Board determines which candidates are nominated or elected to fill a vacancy.

As described above, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. Such director recommendations will be considered properly communicated if submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, c/o HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806, together with appropriate biographical information and descriptions of the candidate's qualifications and the relationship, if any, to the stockholder.

All of our director nominees, other than Ms. Martin, are currently directors of HCP and, other than Ms. Martin and Ms. Garvey, all director nominees were previously elected to serve on our Board by our stockholders. Ms. Garvey was initially identified to the Nominating and Corporate Governance Committee as a potential candidate by Mr. Rosenberg and was subsequently interviewed by another member of the Nominating and Corporate Governance Committee and the Chairman of our Board. The Nominating and Corporate Governance Committee thoroughly reviewed Ms. Garvey's qualifications and recommended her appointment to our Board. Our Board appointed Ms. Garvey as a director in October 2007 and, upon the recommendation of the Nominating and Corporate Governance Committee, the Board subsequently approved her nomination for election by our stockholders at the Annual Meeting.

Ms. Martin was initially identified to the Nominating and Corporate Governance Committee as a potential candidate by Mr. Henry and was subsequently interviewed by another member of the Nominating and Corporate Governance Committee and the Chairman of our Board. Following a thorough review of Ms. Martin's qualifications, the Nominating and Corporate Governance Committee recommended, and the Board subsequently approved, including Ms. Martin as a director nominee for election by our stockholders at the Annual Meeting.

Meetings of Non-Employee Directors

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, our independent directors who were not also employed by HCP (the "Non-Employee Directors") met in executive session without management present four times during fiscal 2007. Richard Rosenberg has been elected as our Board's Lead Director, and presides at the executive sessions of the Non-Employee Directors.

Communications with the Board, the Lead Director or Non-Employee Directors

Stockholders who wish to contact members of our Board may send written correspondence to the Board of Directors of HCP, Inc. at the mailing address for our executive offices at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include their contact information. All communications from verified stockholders will be received and processed by us and then directed to the appropriate member(s) of our Board.

In addition, any interested party who wishes to communicate directly with our Lead Director, or with our Non-Employee Directors as a group, may contact our Corporate Secretary at the mailing address for our executive offices at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. All communications will be received and processed by us and then directed to our Lead Director.

DIRECTOR COMPENSATION DURING 2007

The following table presents information regarding the compensation paid during 2007 to our Non-Employee Directors. The compensation paid to Mr. Flaherty, who is also one of our employees, is presented below in the Summary Compensation Table and the related explanatory tables. Mr. Flaherty is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Mary A. Cirillo-Goldberg	50,000	68,333	0	0	0	0	118,333

Robert R. Fanning, Jr.	51,000	100,890	0	0	24,308	0	176,198

Christine N. Garvey	8,372	2,344	0	0	0	0	10,716

David B. Henry	55,500	71,359	0	0	0	0	126,859

Michael D. McKee	69,500	100,890	0	0	0	0	170,390

Harold M. Messmer, Jr.	55,500	100,890	0	0	13,550	0	169,940

Peter L. Rhein	82,000	100,890	0	0	0	0	182,890

Kenneth B. Roath	45,500	100,890	0	0	0	0	146,390

Richard M. Rosenberg	81,500	71,167	0	0	0	0	152,667

Joseph P. Sullivan	68,500	71,359	0	0	0	0	139,859

(1)
The amounts reported in column (c) of the table above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Non-Employee Directors were forfeited during 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 20—Compensation Plans to the consolidated financial statements included as part of HCP's 2007 Annual Report on Form 10-K, as amended, and incorporated herein by reference. Messrs. Fanning, McKee, Messmer, Rhein and Roath have reached retirement age (as defined in HCP's plans and awards) and, accordingly, the entire grant date fair value of the restricted stock awards they received in 2007 was recognized for financial statement reporting purposes in 2007.

(2)
The following table presents the number of outstanding and unexercised option awards and the number of unvested restricted stock awards held by each of our Non-Employee Directors as of

  December 31, 2007. All of the option awards reported in the table below were vested and exercisable as of December 31, 2007.

Director	Number of Shares Subject to Outstanding Options as of 12/31/07	Number of Unvested Shares of Restricted Stock as of 12/31/07

Mary A. Cirillo-Goldberg	0	7,350

Robert R. Fanning, Jr.	64,880	7,350

Christine N. Garvey	0	1,500

David B. Henry	0	7,350

Michael D. McKee	38,000	7,350

Harold M. Messmer, Jr.	0	7,350

Peter L. Rhein	0	7,350

Kenneth B. Roath	0	6,750

Richard M. Rosenberg	0	7,350

Joseph P. Sullivan	0	7,350

(3)
described below, we granted each of our Non-Employee Directors, except for Ms. Garvey who was not a director at that time, an award of 3,000 shares of restricted stock on May 10, 2007, the date of our 2007 annual meeting of stockholders. Each of these restricted stock awards had a value of $100,890 based on the closing price of a share of our common stock on the grant date. On October 25, 2007, upon being elected to our Board of Directors, Ms. Garvey received an award of 1,500 shares of restricted stock valued at $50,595 based on the closing price of a share of our common stock on the grant date. See footnote (1) for the assumptions used to value these awards. No option awards were granted to our Non-Employee Directors during 2007.

(4)
Amounts reported in column (f) of the first table above consist solely of interest on deferred compensation account balances considered under SEC rules to be at above-market rates.

(5)
During the period that Mr. Roath was employed by HCP, he accrued an annual retirement benefit pursuant to HCP's Supplemental Executive Retirement Plan. Mr. Roath is the only participant in this plan. Mr. Roath's Supplemental Executive Retirement Plan benefit paid by HCP in 2007 was $624,629. This amount is not reported in the table above as it does not constitute compensation to Mr. Roath for his services as a director.

Director Compensation

Compensation for Non-Employee Directors during 2007 generally consisted of an annual retainer, an additional retainer for acting as the Chairperson of one of our Board's committees or Lead Director (unless a person serves as both a Chairperson of a committee and the Lead Director, in which case only the individual would receive the higher of the two retainers), fees for attending meetings and an annual equity award. Directors are also offered the opportunity to receive all or a portion of their annual retainer and meeting fees on a deferred basis under our Second Amended and Restated Director Deferred Compensation Plan or in the form of shares of our common stock under our Non-Employee Directors Stock-for-Fees Program.

Annual Retainers and Meeting Fees.    The annual retainer for all Non-Employee Directors is $35,000, and the additional annual retainer for the Lead Director is $25,000. In addition, the Chairperson for each of the Audit Committee, Compensation Committee and Finance Committee receives an additional annual retainer of $25,000, $15,000 and $10,000, respectively. HCP also reimburses Non-Employee Directors for travel expenses incurred in connection with their duties as directors of HCP.

Non-Employee Directors receive a meeting fee of $1,500 for in-person attendance at each meeting of the Board or any of its committees (this fee is $2,500 for in-person attendance of a committee meeting by a committee's chairperson). In addition, when a telephonic meeting lasts longer than 30 minutes, Non-Employee Directors receive a meeting fee of $500 for any telephonic meeting of the Board or any of its committees that they attend.

Annual Equity Awards.    On the date of each annual meeting of stockholders, each Non-Employee Director who is elected at the annual meeting to serve on our Board generally receives an award of restricted stock. In addition, each person who is initially elected or appointed to the Board as a Non-Employee Director on a date other than the date of an annual meeting may receive an award of restricted stock on the date of such initial election or appointment. The number of shares subject to these restricted stock awards is determined by the Board at the time of grant. These restricted stock awards vest ratably over four years from the date of grant and are generally subject to forfeiture if the director's membership on the Board terminates prior to vesting. However, the restricted shares will automatically vest if the director's service terminates due to death, disability, retirement or removal from the Board without cause (which does not include a failure to be nominated or re-elected). The restricted shares may also vest in connection with a change in control of HCP if the award is not assumed by the successor company. Dividends are paid on the directors' restricted shares at the same rate as on all other shares of common stock of HCP.

On May 10, 2007, each of our then-serving Non-Employee Directors (i.e., Ms. Cirillo-Goldberg and Messrs. Fanning, Henry, McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan) was granted 3,000 shares of restricted stock. In addition, on October 25, 2007, Ms. Garvey was granted 1,500 shares of restricted stock upon being elected to our Board of Directors. Each Non-Employee Director's stock award was granted under, and is subject to the terms of, the 2006 Performance Incentive Plan (the "2006 Plan"). The Board of Directors administers the plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits.

In May 2005, we established stock ownership guidelines that require Non-Employee Directors to accumulate over time shares of HCP stock equal in value to the greater of (1) $120,000, or (2) five times the amount of the regular annual cash retainer for directors at that time. As to Non-Employee Directors in office when the guidelines were approved, the guidelines are effective May 15, 2010. As to new Non-Employee Directors, the guidelines are effective on the first May 15 that occurs more than five years after the director first becomes a member of our Board of Directors. Once subject to the guidelines, a director's level of stock ownership will be reviewed each May 15 for as long as the director remains in office.

Director Deferred Compensation Plan.    In January 1996, HCP adopted the Amended and Restated Director Deferred Compensation Plan, as amended and restated in October 2007 (the "Director Deferral Plan"), which permits our Non-Employee Directors to elect to defer their annual retainers and meeting fees. Amounts deferred by a director under the Director Deferral Plan are payable to such director upon: (i) his or her retirement, death or disability, (ii) the occurrence of a substantial hardship, as determined by the Compensation Committee in accordance with applicable law, or (iii) such earlier date as may be designated by the director at the time of election to participate in the plan. In 1997, we terminated our former director retirement plan and all amounts accrued under that plan were transferred into the Director Deferral Plan. Amounts transferred in 1997 by any director from our former director retirement plan are to be paid only after the director's retirement from the Board of Directors.

Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to (i) an interest rate account wherein the deferrals and transferred amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent, or (ii) a stock credit account wherein the deferrals and transferred amounts are treated as if invested in HCP common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of HCP's common stock.

Non-Employee Director Stock-for-Fees Program.    Under the Non-Employee Director Stock-for-Fees Program, each of our Non-Employee Directors may elect to receive all or a portion of his or her annual retainer and meeting fees in the form of shares of our common stock in lieu of payment in cash. If a director elects to receive fees in the form of stock, the director's election will apply to all fees that would otherwise be paid in cash but for the director's election, commencing with HCP's fiscal quarter after the election is made. Shares will generally be issued to directors who elect to receive stock under the program as soon as practicable after HCP pays a cash dividend to its stockholders following the quarter with respect to which the election was effective, and the number of shares to be issued will be determined by dividing (i) the amount of the fees being exchanged for the right to receive stock, by (ii) the average of the closing prices for a share of our common stock for the period of ten trading days ending with the dividend payment date.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth HCP's nominees for election as directors, all of whom are currently directors other than Ms. Martin, and our principal executive officer, principal financial officer and our three other most highly compensated executive officers during fiscal 2007. These three executive officers, our principal executive officer and our principal financial officer are referred to collectively as the "Named Executive Officers." With respect to these individuals, set forth below is information as to the terms in office for our director nominees and the number of shares of our common stock beneficially owned by each of them as of March 10, 2008.

	Shares Beneficially Owned(1)

Name	First Elected or Appointed	Number of Shares		Number of Options/ RSUs(2)	Percent of Class(3)

Directors

Robert R. Fanning, Jr.	1985	53,077		50,880	*

James F. Flaherty III(4)	2002	649,778	(5)	1,245,084	*

Christine N. Garvey	2007	1,500		0	*

David B. Henry	2004	13,208		0	*

Lauralee E. Martin	n/a	0		0	0

Michael D. McKee	1989	163,500		38,000	*

Harold M. Messmer, Jr.	1985	267,200	(6)	0	*

Peter L. Rhein	1985	56,100		0	*

Kenneth B. Roath	1986	428,654		0	*

Richard M. Rosenberg	2003	15,800		0	*

Joseph P. Sullivan	2004	41,720		0	*

Named Executive Officers

Charles A. Elcan	n/a	83,986		1,352,750	*

Paul F. Gallagher	n/a	51,084		140,974	*

Edward J. Henning	n/a	123,013		488,626	*

Mark A. Wallace	n/a	18,067		114,726	*

All director nominees, Named Executive Officers and other executive officers as a group (17 persons)	n/a	2,056,687		3,431,040	2.5%

*
Less than 1%

(1)
Except as otherwise noted below and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature. The information in this table under "Number of Shares" includes for each of the named individuals, the following number of shares of unvested restricted stock as to which each individual has sole voting but not investment power: Mr. Fanning, 7,350; Mr. Flaherty, 40,286; Ms. Garvey, 1,500; Mr. Henry, 6,750; Mr. McKee, 7,350; Mr. Messmer, 7,350; Mr. Rhein, 7,350; Mr. Roath, 6,750; Mr. Rosenberg, 7,350; Mr. Sullivan, 6,750; Mr. Elcan, 13,400; Mr. Gallagher, 8,000; Mr. Henning, 840; and Mr. Wallace, 8,000. Except as specifically noted in footnote (2) below, the information in this table does not include, for each of the named individuals, the following number of shares represented by unvested restricted stock unit awards as of March 10, 2008 (or shares that would vest within 60 days thereafter) with respect to which the named individual has neither voting nor investment power: Mr. Elcan, 36,436; Mr. Flaherty, 439,206; Mr. Gallagher, 55,060; Mr. Henning, 42,176; and Mr. Wallace, 57,408 (13,278 of these shares have vested but have not been distributed pursuant to Mr. Wallace's deferral election).

(2)
Consists of shares (i) purchasable upon exercise of outstanding stock options that are currently vested or will vest within 60 days following March 10, 2008, and (ii) represented by restricted stock unit awards that will vest within 60 days following March 10, 2008. For Mr. Elcan, this also includes 1,220,794 shares issuable upon conversion of non-managing membership units of HCPI/Tennessee, LLC. For more information on HCPI/Tennessee, see the section in this Proxy Statement entitled "Certain Transactions."

(3)
Based on 217,705,890 shares outstanding at March 10, 2008. In addition, for purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares purchasable by that individual within 60 days following March 10, 2008 upon exercise of outstanding stock options or vesting of restricted stock units held by such person.

(4)
Mr. Flaherty is our Chairman, Chief Executive Officer and President.

(5)
Includes 2,400 shares held in an irrevocable trust for the benefit of his children and 573 shares held in an IRA by Mr. Flaherty's spouse. Mr. Flaherty disclaims beneficial ownership of these shares.

(6)
Includes (i) 16,000 shares held as custodian for Mr. Messmer's children, and (ii) 115,800 shares held by 4M Partners, L.P. Mr. Messmer is the co-manager (along with his wife) of the limited liability company that is the general partner of 4M Partners. Mr. Messmer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. These individuals are referred to as the "Named Executive Officers" in this Proxy Statement.

Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of Mr. Flaherty in setting compensation levels for our executive officers other than Mr. Flaherty.

Executive Compensation Program Objectives and Overview

The Compensation Committee conducts an annual review of HCP's executive compensation programs to ensure that:

  •
  the program is designed to achieve HCP's goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

  •
  the program adequately rewards performance which is tied to creating stockholder value.

The Compensation Committee also considers compensation levels of comparable equity REITs, including those that specialize in healthcare, and other real estate and finance organizations.

HCP's current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (i) base salary; (ii) annual incentive bonuses; and

(iii) long-term stock awards, including stock options and awards of restricted stock units that are subject to both performance-based and time-based vesting requirements. HCP also provides supplemental life insurance to Mr. Flaherty pursuant to his employment agreement and, in some cases, provides severance benefits to Named Executive Officers whose employment terminates under certain circumstances. As described below, HCP also granted Mr. Flaherty a time-based restricted stock unit award in 2006 that is intended to provide both a long-term retention incentive and a supplemental retirement benefit.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. Other elements, such as benefits provided upon retirement or other termination of employment, are generally paid out on a longer-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting and retaining top executives.

Annual bonuses are primarily intended to motivate Named Executive Officers to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' long-term interests with stockholders' long-term interests, although we believe they also play a role in helping us to attract and retain top executives. These are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value. For a given fiscal year, the Compensation Committee makes incentive compensation decisions retrospectively for both annual and long-term incentives after the end of the year, evaluating performance during that year. That is, bonus payments and long-term incentive compensation awards granted in January 2007 and January 2008 were based on an assessment of 2006 and 2007 performance, respectively.

The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management's interests with those of HCP's stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers' compensation. For 2007, the Compensation Committee approved executive compensation arrangements for Mr. Flaherty, our Chief Executive Officer, that resulted in approximately 93% of Mr. Flaherty's total direct compensation constituting compensation that is performance-based and/or with a value derived from our stock price, with his base salary constituting the balance of his 2007 total direct compensation. (As used in this discussion, the term "total direct compensation" means the aggregate amount of the executive's base salary, actual annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in HCP's financial reporting.) With respect to our other Named Executive Officers, the Compensation Committee approved executive compensation arrangements that resulted in approximately 69% to 77% of each executive's total direct compensation being compensation that is performance-based and/or with a value derived from our stock price, with base salary constituting the balance of their 2007 total direct compensation. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect our results of operations. The Compensation Committee also periodically reviews our mix of fixed and incentive-based compensation against the compensation practices at comparable equity REITs and other real estate companies with the view that our executive officers' salary levels should be set around the median or at lower levels relative to industry data so that a greater percentage of our executives' compensation may be delivered in the form of incentive compensation opportunities that are based upon HCP performance.

Compensation Consultant; Review of Relevant Compensation Data

The Compensation Committee's practice has been to retain independent compensation consultants to advise it on (1) types of compensation arrangements, (2) competitive levels of certain targeted companies deemed representative of the industry, and (3) laws, rules, regulations and tax aspects relevant to the work of the Compensation Committee. For 2007, the Compensation Committee retained Semler Brossy to provide these advisory services.

Although the Compensation Committee reviews the compensation data of certain other companies provided by the consultants, and compensation survey data compiled by NAREIT, it does not base its decisions on this information alone and specifically does not set compensation levels to any specific level relative to these other companies. The Compensation Committee believes that its compensation decisions should be based primarily on the performance of HCP and the individual executive officers. The other companies that are generally considered by the Compensation Committee in its decision- making process consist of comparable equity REITs, including those that specialize in healthcare, and, since most healthcare REITs do not have substantially comparable revenues or market capitalization as HCP, certain other REITs and other real estate companies outside of the healthcare area that have revenues and market capitalizations that are substantially comparable to HCP. The companies that are considered generally have annual revenues between one-half and three times HCP's annual revenues (with an emphasis on REITs with higher revenues to offset revenue distortions when comparing largely net-lease REITs like HCP to those that recognize revenue on a "gross" basis as many other REITs do) and market capitalizations between one-half and two times HCP's market capitalization. In making its compensation comparisons, the Compensation Committee adjusts for HCP's market capitalization compared to the other companies being considered as HCP's market capitalization is in the upper quartile of healthcare REITs.

2007 Performance Overview

The Compensation Committee believes that HCP's corporate performance was exceptional in 2007. Growth in funds from operations, successfully completed strategic investments and dispositions, joint venture contributions, capital market initiatives, asset management and improved revenue quality mix were particular areas in which outstanding results were achieved. In many ways, HCP's management team expanded and diversified HCP's portfolio in a manner that should provide benefits to shareholders for many years to come.

Because of the manner in which management was able to successfully reposition HCP's portfolio, the Compensation Committee was pleased to award incentive compensation levels for 2007 above the levels of recent years. Significant effort and talent were applied to the consummation of various initiatives that were recognized in the industry as outstanding accomplishments. These accomplishments included:

  •
  18% growth in funds from operations in 2007 as compared to 2006;

  •
  successful closure and integration of our $3.0 billion acquisition of Slough Estates USA Inc.;

  •
  successful consummation of our $1.0 billion face amount mezzanine investment in Manor Care;

  •
  successful acquisition of the Medical City Dallas campus;

  •
  significant progress in de-leveraging our balance sheet after the Slough transaction through a combination of over $900 million of capital markets transactions and over $500 million in asset dispositions;

  •
  continuing diversification of HCP's real estate portfolio among five segments and across five product types;

  •
  major progress on scaling HCP's investment management platform including the contribution of an aggregate of $1.7 billion of senior housing, medical office and hospital properties into institutional joint ventures; and

  •
  improved quality mix of revenues from tenants, representing revenues derived from non-Medicaid—namely, private pay and Medicare—sources of 94%.

CURRENT EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Base Salaries

Salaries for our Named Executive Officers are reviewed by the Compensation Committee on an annual basis. In general, the base salary levels for our Named Executive Officers fall within 10% of the median salary levels for similar positions at comparable equity REITs and the other real estate companies considered by the Compensation Committee. Our Compensation Committee believes that a significant portion of executive officers' compensation should be in the form of incentive compensation that helps to align the interests of our executives with those of our stockholders. Accordingly, our executive officers' salary levels are set around the median or at lower levels relative to industry data so that a greater percentage of our executives' compensation may be delivered in the form of incentive compensation.

In setting specific salary levels for each Named Executive Officer and HCP's other executive officers, the Compensation Committee assesses the executive's past performance and expected future contributions to HCP, as well as Mr. Flaherty's recommendations (with respect to executive officers other than himself). As described below under "Description of Mr. Flaherty's Employment Agreement—Salary and Bonus Amounts," HCP has entered into an employment agreement with Mr. Flaherty that provides for minimum levels of base salary. HCP does not have such agreements with its other Named Executive Officers. The Compensation Committee believes that the base salary levels of the Named Executive Officers and the other executive officers generally are reasonable in view of competitive practices, HCP's performance and the contribution of those officers to that performance.

On January 26, 2007, the Compensation Committee approved an increase to Mr. Flaherty's base salary to $600,000 and the base salaries of Messrs. Gallagher, Henning and Wallace to $350,000. Mr. Elcan's base salary level was already $350,000 per year and the Compensation Committee determined that it would be appropriate for the base salaries of each of our other Executive Vice Presidents who were Named Executive Officers to be at the same level in light of the responsibilities of each for HCP's operations and to align the base salary levels for the core management team reporting to Mr. Flaherty.

Annual Bonuses

Historically, annual incentive bonuses have been awarded to executive officers based upon multiple performance criteria, including evaluations of personal job performance and performance measured against objective business criteria. For 2007, performance factors considered in determining annual bonuses for our Named Executive Officers and other executive officers included funds from operations per share, funds from operations payout ratio, total return to stockholders, volume of acquisitions and dispositions, same property performance and an assessment of the executive's job performance for 2007. As with base salaries, the Compensation Committee generally reviews incentive bonus levels for the comparable equity REITs and other real estate companies considered by the Compensation Committee. However, because the Compensation Committee has broad discretion to establish annual bonuses based on the performance of HCP and the individual executive, and because the Committee believes that bonuses should be dependent on HCP performance, the actual bonuses paid to the Named Executive Officers in any given year may differ substantially from the annual bonuses paid to comparable officers at these other companies from year to year.

Annual bonuses for the Named Executive Officers are established by the Compensation Committee in its sole discretion based on its assessment of the performance of HCP and the executive for the year as described above. As with base salaries, the Compensation Committee believes that the 2007 bonuses paid to the Named Executive Officers and the other executive officers generally are reasonable and merited based upon HCP's performance and the contribution of those officers to that performance during 2007.

As in prior years, the Compensation Committee determined to award a portion of Mr. Flaherty's bonus for 2007 in the form of a grant of performance-based restricted stock units rather than cash. These performance-based restricted stock units were granted in January 2008. The performance units are generally subject to the same terms as described below under "Long-Term Incentive Equity Awards—

Performance-Based Restricted Stock Units," except that the units that become eligible to vest based on HCP's performance become fully vested on the third anniversary of the grant date. The Compensation Committee believes that this three-year "cliff" vesting schedule provides an enhanced retention incentive for Mr. Flaherty.

Based on Mr. Flaherty's 2007 performance, the Compensation Committee awarded Mr. Flaherty a cash bonus of $2.0 million and performance-based restricted stock units in lieu of a cash bonus with respect to 45,160 shares of HCP common stock. Based on the closing HCP stock price on the date of grant, this award had a value of approximately $1.4 million and was made based on the Compensation Committee's assessment of HCP's performance and Mr. Flaherty's leadership throughout 2007, including the 2007 HCP accomplishments outlined above.

Long-Term Incentive Equity Awards

HCP's policy is that the long-term compensation of its Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders. Therefore, HCP has historically made annual grants of stock options and restricted stock and restricted stock unit awards to provide further incentives to our executives to increase stockholder value. The Compensation Committee bases its award grants to executives each year on a number of factors, including:

  •
  the executive's position with HCP and total compensation package;

  •
  the executive's performance of his or her individual responsibilities;

  •
  the equity participation levels of comparable executives at comparable companies; and

  •
  the executive's contribution to the success of HCP's financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and HCP, accounting impact and potential dilution effects.

Annual award grants are generally made at the first in-person meeting of the Compensation Committee each year. This meeting is scheduled well in advance and typically held in late January or early February. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the Compensation Committee generally does not grant equity awards at any other time during the year.

Stock Options.    HCP makes a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if our stockholders realized value on their shares. The stock options also function as a retention incentive for our executives as they vest ratably over the five-year period after the date of grant.

In January 2007, the Compensation Committee granted stock options to each of our Named Executive Officers. The material terms of these options are described below under "Grants of Plan-Based Awards." The options granted to each of our Named Executive Officers for 2007 constitute approximately 30% of the officer's total long-term incentive compensation, with the performance-based restricted stock units described below constituting the remaining approximately 70%. The Compensation Committee believes this mixture of options and performance units is appropriate and consistent with the practices of the comparable equity REITs and other real estate companies considered by the Compensation Committee.

Performance-Based Restricted Stock Units.    HCP also grants long-term incentive awards to Named Executive Officers in the form of performance-based restricted stock units. These performance units are granted early in the calendar year and become eligible to vest based on HCP's actual performance during that year relative to a performance goal established by the Compensation Committee. Once the performance units become eligible to vest, they vest ratably over the five-year period after the date of grant. Thus, the performance units are designed both to motivate executives to maximize HCP's performance for the year in which the units are granted and to provide a long-term retention incentive for the vesting period with respect to those units that become eligible to vest based on HCP's performance. The performance-based component of the award also causes it to be tax deductible under applicable tax law. See the discussion under "Policy with Respect to Section 162(m)" below.

As in prior years, the performance units granted in 2007 became eligible to vest based on HCP's actual "funds from operations per share" during 2007. Funds from operations, or FFO, as defined by NAREIT, is derived from our net income but excludes certain items such as depreciation and amortization of real estate assets that may limit the usefulness of net income as a measure of our operating performance. FFO is a widely used measure of operating performance of REITs, and the Compensation Committee believes that it is appropriate to use FFO in determining HCP's performance for purposes of its equity awards. The Compensation Committee established the performance goal at a level that it expected would be met if HCP performed at a satisfactory level for 2007. HCP exceeded the performance goal established by the Compensation Committee for 2007, and all of the performance units granted to the Named Executive Officers became eligible to vest accordingly.

Severance and Other Benefits Upon Termination of Employment

HCP believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, HCP provides such protections for certain Named Executive Officers and other executive officers of HCP. In the case of Mr. Flaherty, these benefits are provided under his employment agreement. Our other Named Executive Officers are entitled to participate in our Change in Control Severance Plan (the "CIC Plan"), which provides severance benefits on certain terminations of the executive's employment following a change in control of HCP. Each of Messrs. Gallagher, Henning and Wallace have elected to participate in the CIC Plan. The Compensation Committee evaluates the level of severance benefits to provide a participating Named Executive Officer on a case-by-case basis, and in general, HCP considers these severance protections an important part of an executive's compensation and consistent with competitive practices.

As described in more detail below under "Potential Payments Upon Termination or Change in Control" below, under his employment agreement, Mr. Flaherty would be entitled to severance benefits in the event of a termination of employment by HCP without cause or by him for good reason, or due to his death or disability. HCP has determined that it is appropriate to provide Mr. Flaherty with severance benefits under these circumstances in light of his position with HCP and as part of his overall compensation package. The severance benefits for Mr. Flaherty are generally determined as if he continued to remain employed by HCP for two years following his actual termination date. Because we believe that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by HCP without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the executive's employment.

HCP believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with HCP during an important time when their prospects for continued employment following the transaction are often uncertain, we provide Mr. Flaherty and those Named Executive Officers electing to participate under our CIC Plan with enhanced severance benefits if the executive's employment is terminated by HCP without cause or by the executive for good reason in connection with a change in control. The severance benefits are generally determined as if the executive had continued to remain employed by HCP for two years (or three years, in the case of Mr. Flaherty) following his actual termination date. As noted above, because we believe that a termination by an executive for good reason is conceptually the same as a termination by HCP without cause, and because we believe that in the context of a change in control, potential acquirors would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

We do not believe that Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment.

As part of their change in control severance benefits, Mr. Flaherty and each Named Executive Officer who participates in the CIC Plan would generally be reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide our executives with a "gross-up" for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for these executives without factoring in the adverse tax effects on them that may result from these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences he may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. We believe this protection is a reasonable part of the compensation package for our Named Executives and generally consistent with industry practice.

Retention and Supplemental Retirement Equity Grant for CEO

In 2006, the Compensation Committee determined that it would be appropriate to provide Mr. Flaherty with a supplemental retirement benefit program that would also serve as a long-term retention incentive. To help accomplish this goal, it was determined that any retirement benefit for Mr. Flaherty should accrue over a significant period of time, and that any benefit should also be subject to significant vesting requirements. The Compensation Committee determined that a benefit denominated in shares of HCP's common stock was advisable so that Mr. Flaherty's actual benefit would depend in large part on the long-term performance of HCP's common stock, thus further linking Mr. Flaherty's interests with those of HCP's stockholders.

The vesting schedule for the restricted stock units is intended to reflect that the grant includes both a typical time-based vesting component and a benefit accrual component. Mr. Flaherty is currently age 50. In general, no portion of the restricted stock unit grant is scheduled to vest before Mr. Flaherty attains age 55, and subject to Mr. Flaherty's continued employment with HCP, the restricted stock units will vest in annual installments over the ten-year period following the date on which Mr. Flaherty attains age 55. The grant is also intended to provide a retirement benefit that accrues for each year of Mr. Flaherty's service with HCP for the period commencing with Mr. Flaherty's hiring in 2002 and continuing through his attainment of age 65. Accordingly, the percentage of the restricted stock units that vests each year varies because of the effect of the benefit accrual component on the vesting schedule. Mr. Flaherty will not be entitled to any benefit with respect to the restricted stock units if he voluntarily terminates employment before attaining age 55. As described below under "Potential Payments upon Termination or Change in Control," the restricted stock units are subject to severance protections for Mr. Flaherty similar to those included in his employment agreement.

Subsequent Compensation Actions

On January 25, 2008, our Compensation Committee approved the HCP, Inc. Executive Bonus Program to grant cash bonus opportunities to certain executive officers, including all of our Named Executive Officers, that are intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. The bonus program is administered by the Compensation Committee. A participant will be entitled to a bonus only if we achieve a specified target level of funds from operations per share during a fiscal year. The maximum bonus payable will depend on our funds from operations per share for the corresponding year. Our Compensation Committee retains discretion to reduce the actual amount of cash bonus payable to any participant but may not increase that amount above the applicable maximum based on our performance.

Stock Ownership Program

In January 2003, our Compensation Committee adopted a stock ownership program pursuant to which each member of HCP's senior leadership team must own specified dollar amounts of HCP common stock, generally based on the individual's salary. Each of the Chairman, Chief Executive Officer and President is required to own HCP common stock with a value equal to at least five times his base salary. Each of the other executive officers is required to own HCP common stock with a value equal to at least three times his or her base salary. All executives must achieve their mandatory holdings within five years of the adoption of the program or, as to newly-hired or promoted executives, within five years of becoming subject to the program. Each of Messrs. Flaherty and Henning have achieved their mandatory holdings within the requisite five-year period while certain of our other executive officers have already achieved their targeted holdings.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain of their other executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and performance-based restricted stock units granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of HCP and its stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Michael D. McKee (Chairman) Mary A. Cirillo-Goldberg Harold M. Messmer, Jr.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that refer to future filings for additional information, including specifically to this Proxy Statement, in whole or in part, the following report by the Compensation Committee shall not be considered to be incorporated into, or a part of, any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2007. No member of the Compensation Committee is or has been a former or current executive officer of HCP or had any relationships requiring disclosure by HCP under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for services rendered during 2007 and 2006. These individuals are referred to as "Named Executive Officers" in this Proxy Statement.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)		(j)

James F. Flaherty III Chairman, Chief Executive Officer and President	2007 2006	600,000 575,000	2,000,000 0	(4) (4)	4,891,882 3,078,034	(4) (4)	804,701 621,823	0 0	0 0	11,588 49,592	(5) (5)	8,308,171 4,324,449

Mark A. Wallace Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	350,000 275,000	470,000 565,000		348,664 242,615		115,026 68,190	0 0	0 0	10,338 9,268		1,294,028 1,160,073

Charles A. Elcan Executive Vice President—Medical Office Properties	2007 2006	350,000 350,000	185,000 405,000		627,012 551,238		109,899 66,586	0 0	0 0	10,338 9,268		1,282,249 1,382,092

Paul F. Gallagher Executive Vice President—Chief Investment Officer	2007 2006	350,000 330,000	520,000 600,000		513,558 384,172		139,143 82,036	0 0	0 0	10,338 9,268		1,533,039 1,405,476

Edward J. Henning Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary(5)	2007	350,000	370,000		291,410		122,461	0	0	10,338		1,144,209

(1)
The amounts reported in Column (d) reflect the annual incentive bonus paid to the Named Executive Officer for 2007. For 2007, Mr. Flaherty received a $2 million cash bonus and a grant of 45,160 performance-based restricted stock units. For each of Messrs. Elcan, Gallagher, Henning and Wallace, the annual incentive plan bonus for 2007 was $185,000, $520,000, $370,000 and $470,000, respectively.

(2)
The amounts reported in Columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited during 2007. Detailed information about the amount recognized for specific awards is reported in the table under "Outstanding Equity Awards at Fiscal-Year End" below. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 20 ("Compensation Plans") to the Company's Consolidated Financial Statements, included as part of the Company's 2007 Annual Report on Form 10-K, as amended, filed with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for 2007, please see the discussion under "Grants of Plan-Based Awards" below.

(3)
These amounts represent HCP's contributions to each individual's account under our 401(k) plan and term life insurance policy. HCP is not the beneficiary of the life insurance policies, and the premiums that HCP pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance. The 2007 401(k) matching contribution made with respect to each named executive officer was $9,000. The 2007 life insurance policy contribution made with respect to each Named Executive Officer was $1,338. In addition to these amounts, Mr. Flaherty's totals include: (i) during 2007, premiums paid by HCP on a supplemental life insurance policy for Mr. Flaherty, and (ii) during 2006, similar life insurance premiums paid by HCP, club membership dues and legal and actuarial fees incurred in connection with Mr. Flaherty's 2006 retention and supplemental retirement equity grant.

(4)
As reported in the "Grants of Plan-Based Awards" table below, the grant with respect to Mr. Flaherty's 2006 bonus was made on January 26, 2007 and covered 113,200 performance-based restricted stock units. Mr. Flaherty received $2 million in cash and a grant of 45,160 performance-based restricted stock units on January 25, 2008 in respect of his 2007 bonus; this grant is not reported in the "Grants of Plan-Based Awards" table below as it was made during 2008 and the performance period for the grant is the 2008 calendar year.

(5)
Mr. Henning was not a Named Executive Officer during 2006.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in 2007. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of nonqualified stock options and performance-based restricted stock units. Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnotes (3) and (5) to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's base salary and annual bonus is provided immediately following this paragraph. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock options and stock unit awards granted in 2007, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2007. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards.

Description of Mr. Flaherty's Employment Agreement—Salary and Bonus Amounts

We have entered into an employment agreement with Mr. Flaherty. We do not have employment agreements with our other Named Executive Officers.

The term of Mr. Flaherty's agreement is for three years, with automatic one-year extensions each year unless either party provides notice that the agreement will not be extended. The agreement provides that Mr. Flaherty will receive an initial annualized base salary of $575,000, subject to annual review by the Compensation Committee. Mr. Flaherty's current annual base salary is $600,000. Based on its review, the Committee has discretion to increase (but not reduce) the base salary each year. The Committee will determine Mr. Flaherty's actual bonus amount each year, but Mr. Flaherty's target bonus is set at 200% of his base salary to the extent that the target is used in pro-rated severance and similar calculations. In making its determination with respect to salary and bonus levels, the Committee considers the factors discussed in the "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above. As described above, the Compensation Committee determined that at least a portion of Mr. Flaherty's bonus for 2007 would be paid in the form of a grant of performance-based restricted stock units to maintain the alignment of his interests with those of HCP's stockholders. Prior to his 2007 bonus, the Compensation Committee paid Mr. Flaherty's bonuses with equity awards (rather than cash) to align his interests with those of HCP's stockholders through increased stock ownership because he was a relatively new HCP officer. The agreement also provides for Mr. Flaherty to participate in HCP's usual benefit programs for senior executives, term life insurance provided by HCP in the aggregate amount of $2,000,000 payable to Mr. Flaherty's beneficiaries and reimbursement of business expenses. Provisions of Mr. Flaherty's agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS DURING 2007

The following table presents information regarding the equity incentive awards granted to the Named Executive Officers during 2007. Each of these awards was granted under our 2006 Plan.

									All Other Stock Awards: Number of Shares of Stock or Units #	All Other Options Awards: Number of Securities Underlying Options #
			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James F. Flaherty III	1/26/07 1/26/07 1/26/07	(2)	— —	— —	— —	— —	— 49,520 113,200	— — —	— — —	167,680 — —	39.72 — —	868,582 1,966,934 4,496,304

Mark A. Wallace	1/26/07 1/26/07		— —	— —	— —	— —	— 13,690	— —	— —	46,340 —	39.72 —	240,041 543,767

Charles A. Elcan	1/26/07 1/26/07		— —	— —	— —	— —	— 12,520	— —	— —	42,380 —	39.72 —	219,528 497,294

Paul F. Gallagher	1/26/07 1/26/07		— —	— —	— —	— —	— 16,660	— —	— —	56,400 —	39.72 —	292,152 661,735

Edward J. Henning	1/26/07 1/26/07		— —	— —	— —	— —	— 12,520	— —	— —	42,380 —	39.72 —	219,528 497,294

(1)
The amounts reported in column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), see footnote (2) to the "Summary Compensation Table" above.

(2)
See footnote (4) to the "Summary Compensation Table" above.

DESCRIPTION OF PLAN-BASED AWARDS

Awards reported in the above table were granted under, and are subject to, the terms of the 2006 Plan. The 2006 Plan is administered by the Compensation Committee. The Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2006 Plan, if there is a change in control of HCP, each Named Executive Officer's outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

In addition, each Named Executive Officer may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with HCP and/or a change in control of HCP. The terms of this accelerated vesting are described below under "Potential Payments upon Termination or Change in Control."

Options

Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with our 2006 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our Named Executive Officers in 2007 is subject to a five-year vesting schedule, with 20% of the option vesting on each of the first five anniversaries of the grant date. If a Named Executive Officer's employment is terminated as a result of the officer's death, disability or retirement, his option will immediately vest and become exercisable. If the Named Executive Officer's employment terminates for any other reason, the unvested portion of his option will immediately terminate. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in 2007 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer's employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his employment (other than upon retirement) or a termination by us for cause. This period is extended to eight months if the termination is by us without cause and to three years if the termination was a result of the Named Executive Officer's death, disability or retirement (with a possible extension of up to one year if the Named Executive Officer dies or becomes disabled during the three-year period following retirement).

The options granted to Named Executive Officers during 2007 do not include any dividend rights.

Performance-Based Restricted Stock Units

Column (g) of the table above reports awards of performance-based restricted stock units ("performance units") granted to our Named Executive Officers for 2007. Each performance unit represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements described below are satisfied.

The performance units become eligible to vest based on HCP's funds from operations per share, or FFO, for the applicable one-year performance period. For these purposes, our FFO is determined by the Compensation Committee under rules prescribed by NAREIT, before taking into account any non-recurring charges incurred by us for material strategic or financing transactions approved by our Board of Directors and impairments. The performance period is the calendar year for which the award is granted. If the FFO goal established by the Compensation Committee for the performance period is met, all of the performance units will be eligible to vest. If the FFO goal is not met, a portion of the performance units may become eligible to vest as determined on a sliding scale based on actual FFO performance relative to the goal. Any performance units that do not become eligible to vest based on actual FFO performance during the performance period will be forfeited and automatically terminate as of the end of the performance period.

In general, if the Named Executive Officer's employment terminates during the performance period for any reason other than death, disability or retirement, the performance units will immediately terminate. If the Named Executive Officer's employment terminates due to death or disability during the performance period, the performance units will become fully vested regardless of HCP's actual FFO performance. If the Named Executive Officer's employment terminates due to retirement during the performance period, the number of performance units eligible to vest based on actual FFO performance will be determined at the end of the performance period and will become fully vested as of that time. If there is a change in control of HCP during the performance period, the number of performance units eligible to vest based on actual FFO performance will be determined at the end of the performance period and, unless the award is assumed by the successor entity, will become fully vested as of that time.

Performance units that become eligible to vest based on actual FFO performance during the performance period will generally vest at a rate of 20% per year during the five-year period after the grant date, except that the performance units subject to the grant made to Mr. Flaherty with respect to his bonus for 2006 referred to in footnote (2) to the table that become eligible to vest will become fully vested on the third anniversary of the grant date. If the Named Executive Officer's employment terminates for any reason other than death, disability or retirement after the performance period, any performance units that have not previously vested will terminate. If the Named Executive Officer's employment terminates due to retirement, death or disability after the performance period, any performance units that became eligible to vest based on actual FFO performance will become fully vested as of the termination date. If there is a change in control of HCP after the performance period and the award is not assumed by the successor entity, any performance units that became eligible to vest based on actual FFO performance will become fully vested as of the date of the change in control.

Vested performance units are payable in an equal number of shares of our common stock. Payment will generally be made as the units become vested although the Named Executive Officer may elect to have the units paid on a deferred basis. The Named Executive Officer does not have the right to vote or dispose of the performance units, but does have the right to receive cash payments as dividend equivalents based on the amount of dividends (if any) paid by HCP during the term of the award on a number of shares equal to the number of outstanding and unpaid performance units then subject to the award. Such payments are made at the same time the related dividends are paid to our stockholders generally.

The performance period for each performance unit award listed in the table above was the 2007 calendar year. The Compensation Committee has determined that HCP's actual FFO performance met the FFO goal for 2007. Accordingly, 100% of the performance units subject to these awards became eligible to vest as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following tables present information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2007, including the vesting dates for the portions of these awards that had not vested as of that date. These tables also include the amounts recognized for each of these awards for financial reporting purposes for 2007 as reflected in the Summary Compensation Table above. For purposes of clarity, awards that were not outstanding as of December 31, 2007 but that were recognized for financial reporting purposes for 2007 have also been included in the tables below. Additional information on these awards is presented in the table under "Option Exercises and Stock Vested" below.

	Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Allocable Financial Charge Recognized for 2007 ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)

James F. Flaherty III	5/7/03 3/15/04 1/28/05 2/3/06 1/26/07	240,000 300,000 192,168 108,448 0	60,000 200,000 288,252 433,792 167,680	(3) (4) (5) (8) (15)	19.14 27.52 25.52 27.11 39.72	5/7/13 3/15/14 1/28/15 2/3/16 1/26/17	48,680 176,466 181,467 236,712 161,376

Totals		840,616	1,149,724				804,701

Mark A. Wallace	5/5/04 1/28/05 2/3/06 1/26/07	24,000 34,100 11,154 0	16,000 51,150 44,616 46,340	(11) (5) (8) (15)	23.59 25.52 27.11 39.72	5/5/14 1/28/15 2/3/16 1/26/17	13,881 32,201 24,346 44,598

Totals		69,254	158,106				115,026

Charles A. Elcan	10/2/03 3/15/04 2/3/06 1/26/07	80,000 13,092 12,684 0	20,000 8,728 50,736 42,380	(12) (4) (8) (15)	23.50 27.52 27.11 39.72	10/2/13 3/15/14 2/3/16 1/26/17	33,725 7,701 27,686 40,787

Totals		105,776	121,844				109,899

Paul F. Gallagher	3/15/04 1/28/05 2/3/06 1/26/07	34,908 35,388 14,162 0	23,272 53,082 56,648 56,400	(4) (5) (8) (15)	27.52 25.52 27.11 39.72	3/15/14 1/28/15 2/3/16 1/26/17	20,534 33,417 30,912 54,280

Totals		84,458	189,402				139,143

Edward J. Henning	1/28/98 1/4/00 1/18/01 1/2/02 1/31/03 3/15/04 1/28/05 2/3/06 1/26/07	60,000 87,500 72,000 160,000 32,000 34,908 34,100 10,606 0	0 0 0 0 8,000 23,272 51,150 42,424 42,380	(14) (4) (5) (8) (15)	19.31 11.94 16.03 17.93 18.42 27.52 25.52 27.11 39.72	1/28/08 1/4/10 1/18/11 1/2/12 1/31/13 3/15/14 1/28/15 2/3/16 1/26/17	0 0 0 0 5,789 20,534 32,201 23,150 40,787

Totals		491,114	167,226				122,461

	Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Allocable Financial Charge Recognized for 2007 ($)
(a)	(h)	(i)		(j)	(k)	(l)	(m)

James F. Flaherty III	10/8/02 5/7/03 3/15/04 1/28/05 1/28/05 10/26/05 2/3/06 2/3/06 8/14/06 1/26/07 1/26/07	34,286 6,000 12,800 34,590 53,620 35,100 34,800 57,230 234,298 49,520 113,200	(2) (3) (4) (5) (6) (7) (8) (9) (10) (15) (16)	1,192,467 208,680 445,184 1,203,040 1,864,904 1,220,778 1,210,344 1,990,459 8,148,884 1,722,306 3,937,096	0 0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0 0	353,255 144,635 175,745 294,246 455,711 319,502 235,797 516,226 637,757 365,441 1,393,567

Totals		665,444		23,144,142	0	0	4,891,882

Mark A. Wallace	3/15/04 1/28/05 2/3/06 1/26/07	8,000 9,546 8,352 13,690	(4) (5) (8) (15)	278,240 332,010 290,483 476,138	0 0 0 0	0 0 0 0	109,840 81,205 56,591 101,028

Totals		39,588		1,376,871	0	0	348,664

Charles A. Elcan	10/2/03 3/15/04 1/28/05 2/3/06 1/26/07	13,400 1,312 15,504 9,496 12,520	(12) (4) (5) (8) (15)	466,052 45,631 539,229 330,271 435,446	0 0 0 0 0	0 0 0 0 0	314,688 23,700 131,887 64,343 92,394

Totals		52,232		1,816,629	0	0	627,012

Paul F. Gallagher	10/1/03 3/15/04 1/28/05 2/3/06 1/26/07	8,000 3,488 9,906 10,600 16,660	(13) (4) (5) (8) (15)	278,240 121,313 344,531 368,668 579,435	0 0 0 0 0	0 0 0 0 0	186,633 47,890 84,267 71,823 122,945

Totals		48,654		1,692,187	0	0	513,558

Edward J. Henning	5/7/03 3/15/04 1/28/05 2/3/06 1/26/07	840 3,488 9,546 7,944 12,520	(3) (4) (5) (8) (15)	29,215 121,313 332,010 276,292 435,446	0 0 0 0 0	0 0 0 0 0	16,049 47,890 81,250 53,827 92,394

Totals		34,338		1,194,276	0	0	291,410

(1)
The dollar amounts shown in column (j) are determined by multiplying the number of shares or units reported in column (i) by $34.78 (the closing price of our common stock on the last trading day of fiscal 2007).

(2)
The unvested portion of this award was scheduled to vest in two installments on October 8, 2008 and October 8, 2009.

(3)
The unvested portions of these awards were scheduled to vest on May 7, 2008.

(4)
The unvested portions of these awards were scheduled to vest in two installments on March 15, 2008 and March 15, 2009.

(5)
The unvested portions of these awards were scheduled to vest in three installments on January 28, 2008, January 28, 2009 and January 28, 2010.

(6)
The unvested portion of this award was scheduled to vest in one installment on January 28, 2008.

(7)
The unvested portion of this award was scheduled to vest in three installments on October 26, 2008, October 26, 2009 and October 26, 2010.

(8)
The unvested portions of these awards were scheduled to vest in four installments on February 3, 2008, February 3, 2009, February 3, 2010 and February 3, 2011.

(9)
The unvested portion of this award was scheduled to vest in one installment on February 3, 2009.

(10)
The unvested portion of this award was scheduled to vest in eleven annual installments commencing on Mr. Flaherty's attaining age 55 and ending on Mr. Flaherty's attaining age 65. Mr. Flaherty is currently age 50.

(11)
The unvested portion of this award was scheduled to vest in two installments on May 5, 2008 and May 5, 2009.

(12)
The unvested portions of these awards were scheduled to vest on October 2, 2008.

(13)
The unvested portion of this award was scheduled to vest on October 1, 2008.

(14)
The unvested portion of this award was scheduled to vest on January 31, 2008.

(15)
The unvested portions of these awards were scheduled to vest in five installments on January 26, 2008, January 26, 2009, January 26, 2010, January 26, 2011 and January 26, 2012.

(16)
The unvested portion of this award was scheduled to vest in one installment on January 31, 2010.

OPTION EXERCISES AND STOCK VESTED DURING 2007

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2007, and on the vesting of other stock awards during 2007 that were previously granted to the Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)

James F. Flaherty III	0	0	105,472		3,872,349

Mark A. Wallace	0	0	4,000	(2)	147,000

Charles Elcan	0	0	24,658		909,815

Paul F. Gallagher	0	0	17,440		639,609

Edward J. Henning	0	0	10,952		419,815

Totals	0	0	162,522	(2)	5,988,588

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)
Mr. Wallace elected to defer to a subsequent year the distribution of an additional 5,270 shares subject to restricted stock units that vested during 2007, as permitted under the terms of his award.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with HCP and/or a change in control of HCP. In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of HCP under the terms of our 2000 Stock Incentive Plan (the "2000 Plan") and 2006 Plan.

James F. Flaherty III

Mr. Flaherty's employment agreement, described above under "Description of Mr. Flaherty's Employment Agreement—Salary and Bonus Amounts," provides for certain benefits to be paid to Mr. Flaherty in connection with a termination of his employment with HCP under the circumstances described below.

Severance Benefits—Termination of Employment.    In the event Mr. Flaherty's employment is terminated during the employment term either by HCP pursuant to a "Termination Other Than For Cause" or by Mr. Flaherty pursuant to a "Termination For Good Reason" (as those terms are defined in his employment agreement), Mr. Flaherty will be entitled to severance pay that includes (1) a lump sum cash payment equal to two times the sum of (a) Mr. Flaherty's base salary (at the greater of the highest annualized rate in effect in the year preceding the termination date or the year in which the termination date occurs), plus (b) the greater of Mr. Flaherty's target bonus for the year in which the termination occurs or the highest annual bonus he received in any of the preceding three years; (2) a pro-rata portion of Mr. Flaherty's bonus for the year of the termination; and (3) continued medical, dental and vision benefits for Mr. Flaherty and his family members and continued payment by HCP of the premiums for Mr. Flaherty's term life insurance for two years after the termination. In addition, Mr. Flaherty's equity-based awards (other than performance-based awards) will generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment, and any stock options granted on or after the date of the employment agreement that are so accelerated will remain exercisable until the later of three years after the date Mr. Flaherty's employment terminates or the date specified in the applicable plan or award agreement (but in no event later than the expiration date of the option). Any of Mr. Flaherty's equity-based awards that are then outstanding and subject to performance-based vesting requirements will continue in accordance with their terms with respect to the performance requirements, although such awards will become fully vested with respect to any time-based vesting requirements.

Severance Benefits—Termination of Employment in Connection with a Change in Control.    In the event Mr. Flaherty's employment is terminated during the employment term pursuant to a "Termination Upon a Change in Control" (as defined in his employment agreement), Mr. Flaherty will be entitled to the severance benefits described above except that the severance multiplier to determine the amount of Mr. Flaherty's lump sum cash payment will be three, and the period of continued medical, dental and vision benefits for Mr. Flaherty and his family members and continued payment of Mr. Flaherty's term life insurance premiums will be three years. In addition, Mr. Flaherty will become fully vested in his accrued benefits under HCP's retirement arrangements (or be entitled to a cash payment equal to the value of such accelerated vesting) and will be entitled to payment of an amount equal to the present value of the matching contributions HCP would have made to Mr. Flaherty's account under HCP's 401(k) plan had Mr. Flaherty remained employed by HCP for the three years after the date his employment terminated and made the maximum elected deferral contributions permitted under the 401(k) plan. In the event that Mr. Flaherty's benefits are subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 ("Section 280G"), HCP will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due (a "gross-up payment").

Severance Benefits—Death or Disability.    In the event Mr. Flaherty's employment is terminated during the employment term due to his death or disability (as defined in his employment agreement), Mr. Flaherty will be entitled to a pro-rata portion of his target bonus for the year of the termination, the accelerated vesting of equity-based awards and post-termination exercise period for options described above and continued medical, dental and vision benefits for Mr. Flaherty and his family members for one year after termination.

Retention and Supplemental Retirement Grant.    In addition, the restricted stock units granted to Mr. Flaherty on August 14, 2006 described in the "Compensation Discussion and Analysis" above are subject to partial acceleration if Mr. Flaherty's employment is terminated by HCP without cause, by Mr. Flaherty for good reason, due to Mr. Flaherty's death or disability, or in certain other circumstances. The percentage of the restricted stock units that will vest varies depending on Mr. Flaherty's age at the time his employment terminates and whether the termination occurs within the two-year period following a change in control of HCP. In all events, Mr. Flaherty will vest in 100% of the restricted stock units only if he remains employed with HCP through age 65.

Restrictive Covenants.    Pursuant to Mr. Flaherty's employment agreement, he has agreed not to disclose any confidential information of HCP at any time during or after his employment with HCP. In addition, Mr. Flaherty has agreed that, for a period of one year following a termination of his employment with HCP, he will not solicit HCP's employees or customers or materially interfere with any of HCP's business relationships.

Other Named Executive Officers

In July 2007, our Compensation Committee approved the CIC Plan and designated each of the Named Executive Officers (other than Mr. Flaherty) as a participant in the CIC Plan, subject to the executive's entry into a participation agreement with HCP terminating any then-existing change in control agreement between HCP and the executive that included severance provisions. For each of the Named Executive Officers participating in the CIC Plan, the "severance multiplier" referred to in the following description of the CIC Plan benefits is two.

Under the CIC Plan, if a change in control of HCP occurs during the term of the CIC Plan and a participant's employment with HCP is terminated by HCP without cause or by the participant for good reason within the two year period following the change in control, the participant will generally be entitled to receive the following benefits: (1) a cash lump sum payment equal to the participant's "severance multiplier" times the sum of (i) the participant's base salary plus (ii) the greater of 1/3rd of the participant's base salary or average annual bonus for the preceding three years (based only on complete fiscal years in which the participant was employed); (2) a lump sum cash payment equal to the expected cost of COBRA premiums for medical coverage for the number of years represented by the "severance multiplier"; (3) if not then fully-vested, full vesting in the participant's benefits under HCP's non-qualified retirement plans plus a lump sum cash payment equal to the participant's then unvested benefits under HCP's 401(k) plan; (4) a lump sum cash payment equal to the participant's prorated annual bonus amount for the year of termination; and (5) full acceleration of vesting of any time-based vesting schedules applicable to the participant's equity awards (with twelve months to exercise options). (For these purposes, the terms "cause," "good reason" and "change in control" are each defined in the CIC Plan.) In addition, participants will be entitled to a full gross-up for any excise taxes imposed under Section 280G on the benefits payable to the participant in connection with the change in control (unless a reduction in the amount of the benefits by not more than $25,000 will avoid the imputation of those taxes). A participant's right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of HCP upon the termination of the participant's employment. Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants under the CIC Plan.

Estimated Severance and Change in Control Benefits

Severance Benefits.    The following chart presents HCP's estimate of the amount of the benefits to which Mr. Flaherty would have been entitled had his employment terminated under the circumstances described above (other than in connection with a change in control of HCP) on December 31, 2007.

	Termination by HCP Without Cause or by Mr. Flaherty for Good Reason			Termination due to Mr. Flaherty's Death or Disability

Name	Cash Severance	Continuation of Health/Life Benefits	Equity Acceleration(2)	Continuation of Health Benefits	Equity Acceleration(2)

James F. Flaherty III	$10,192,608(1)	$26,914	$25,871,540	$10,869	$25,871,540

(1)
As noted above, Mr. Flaherty's annual bonus in recent years has been awarded, in part or in full, as a grant of performance-based restricted stock units. For purposes of this calculation only, we have interpreted his employment agreement as requiring that the dollar value determined by our Compensation Committee at the time of making this grant be used to determine the amount of the cash severance payment. Mr. Flaherty would have been entitled to the full amount of his bonus for the 2007 fiscal year if he were employed by us through December 31, 2007, so the pro-rata bonus provisions described above would not apply.

(2)
These columns report the intrinsic value of the unvested portions of Mr. Flaherty's awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which $34.78 (the closing price of our common stock on December 31, 2007) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock and restricted stock unit awards, this value is calculated by multiplying $34.78 by the number of shares or units subject to the accelerated portion of the award. These amounts do not include any value related to accelerated vesting of 162,720 restricted stock units awarded to Mr. Flaherty during 2007 that are subject to both time-based and performance-based vesting requirements. In the event that Mr. Flaherty's employment terminated under the circumstances described above, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements.

Change in Control Severance Benefits.    The following chart presents HCP's estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had a change in control of HCP occurred on December 31, 2007 (and, as applicable, the executive's employment with HCP had terminated under the circumstances described above on such date):

Name	Cash Severance(1)	Continuation of Health/Life Benefits(2)	Equity Acceleration(3)	Section 280G Gross-Up(4)	Total

James F. Flaherty III	$15,314,312	$40,371	$25,871,540	$9,775,838	$51,002,061

Paul F. Gallagher	$1,528,667	$39,603	$2,207,735	$0	$3,776,005

Edward J. Henning	$1,338,667	$26,273	$1,857,706	$0	$3,222,646

Mark A. Wallace	$1,445,319	$26,273	$1,895,626	$0	$3,367,218

(1)
In each case, the Named Executive Officer would have been entitled to the full amount of his bonus for the 2007 fiscal year if he were employed by us through December 31, 2007, so the pro-rata bonus provisions described above would not apply. See footnote (1) to the preceding table under "Severance Benefits" regarding the calculation of Mr. Flaherty's annual bonus for these purposes. The cash severance amounts include (a) for Mr. Wallace, $6,652, which was the value of his unvested benefits under HCP's 401(k) plan as of December 31, 2007 (all other Named Executive Officers were fully vested in these benefits), and (b) in the case of Mr. Flaherty, $25,400, which represents the approximate present value on December 31, 2007 of the matching contributions HCP would have made to his account under HCP's 401(k) plan had he remained employed by HCP for the three years after the date his employment terminated and made the maximum elected deferral contributions permitted under the 401(k) plan.

(2)
For Mr. Flaherty, this amount represents the cost of providing continuing medical, dental and vision benefits for him and his family members, as well as term life insurance for him, for a period of three years. For Messrs. Gallagher, Henning and Wallace, these amounts represent the aggregate cost of the premiums that would be charged to each individual to continue health coverage for two years pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual's termination date).

(3)
See footnote (2) to the preceding table under "Severance Benefits" for the manner of calculating equity acceleration value. These amounts do not include any value related to accelerated vesting of 162,720, 16,660, 12,520 and 13,690 restricted stock units awarded during 2007 to Messrs. Flaherty, Gallagher, Henning and Wallace, respectively, that are subject to both time-based and performance-based vesting requirements. In the event that any of these Named Executive Officers' employment terminated under the circumstances described above, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements.

(4)
For purposes of estimating the Section 280G excise tax and corresponding gross-up amounts, we have assumed that the Named Executive Officer's outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration

  (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of HCP's equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock units (a)		Weighted-average exercise price of outstanding options (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	5,024,000	(1)	$26.25	(2)	6,935,245	(3)

Equity compensation plans not approved by security holders	0		0		0

Totals	5,024,000	(1)	$26.25	(2)	6,935,245	(3)

(1)
Of these shares, as of December 31, 2007, 4,236,000 shares were subject to granted stock options and 788,000 shares were subject to granted restricted stock units. This number does not include 489,000 shares that were subject to then-outstanding, but unvested, restricted stock awards because those securities have been subtracted from the number of securities remaining available for future issuance under column (c).

(2)
This weighted-average exercise price does not reflect the 788,000 shares that will be issued upon the payment of granted restricted stock units, which have a weighted average grant date fair value of $30.84 as of December 31, 2007.

(3)
Of the aggregate number of shares that remained available for future issuance, all were available under the 2006 Plan. Subject to certain express limits of the 2006 Plan, shares available for award purposes under the 2006 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Our policies and procedures for the review, approval or ratification of related person transactions are as follows: possible related person transactions are first screened by our legal department for materiality and then sent to the Audit Committee for review. The Audit Committee's charter states that the Audit Committee shall discuss with management and the independent auditor any related person transactions brought to the Audit Committee's attention which could reasonably be expected to have a material impact on our financial statements. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's economic interest in the transaction. Audit Committee review and approval of related person transactions is evidenced in the minutes of the applicable Audit Committee meeting. For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

The Audit Committee approved all related person transactions that occurred since January 1, 2007. Other than the transactions involving Mr. Elcan that are identified below, the amounts involved in all of such transactions are below disclosure thresholds established by the SEC under Item 404(a) of Regulation S-K, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

Mr. Elcan, one of our Executive Vice Presidents, and certain members of Mr. Elcan's immediate family, including without limitation his wife and father-in-law, beneficially own, in the aggregate, greater than 2% of the outstanding common stock of HCA, Inc. ("HCA"). During 2007, HCA contributed approximately $83 million in aggregate revenues and interest income to HCP for the lease of certain assets and obligations under marketable debt securities.

In addition, Mr. Elcan was formerly a senior executive and limited liability company member of MedCap Properties, LLC, which was acquired in October 2003 by HCP and a joint venture of which HCP was the managing member. As part of that transaction, MedCap Properties, LLC contributed certain property interests to a newly-formed entity, HCPI/Tennessee LLC, in exchange for non-managing member units. In connection with the transactions, Mr. Elcan received 610,397 non-managing member units in HCPI/Tennessee LLC in a distribution of his interests in MedCap Properties, LLC. Each non-managing member unit is currently redeemable for an amount of cash approximating the then-current market value of two shares of HCP's common stock or, at HCP's option, two shares of HCP's common stock (subject to certain adjustments, such as stock splits, stock dividends and reclassifications). In addition, the HCPI/Tennessee LLC operating agreement provides for a "make-whole" payment, intended to cover grossed-up tax liabilities, to the non-managing members upon the sale of certain properties acquired in the MedCap transactions and other events. The HCPI/Tennessee, LLC operating agreement was amended, effective as of January 1, 2007, to correct an unintended consequence that caused non-managing members to recognize disproportionate taxable income relative to their receipt of cash distributions. The amendment solely changed the timing of cash distributions to more closely mirror the recognition of taxable income by Mr. Elcan and other non-managing members and has no effect on the aggregate amount of cash distributions being received by Mr. Elcan or the other non-managing members.

Transactions Considered in Determining Director Independence

Our Board of Directors considered each of the following transactions, where applicable, in making its determination that each of Ms. Garvey, Ms. Martin and Messrs. Fanning, Henry, McKee, Messmer, Rhein, Rosenberg and Sullivan is independent within the meaning of SEC and NYSE rules, and in accordance with the categorical standards that our Board has adopted. None of the transactions described below constitutes a related person transaction requiring disclosure in this Proxy Statement under Item 404(a) of SEC Regulation S-K.

Mr. McKee, one of our directors, is the Chief Executive Officer and Vice Chairman of The Irvine Company. During 2007, in connection with our lease of certain office space, we made payments of approximately $0.4 million (representing an insignificant portion, and in any event less than 1%, of The Irvine Company's 2007 revenues) to The Irvine Company. Our lease agreement with The Irvine Company expired in November 2007.

Mr. Messmer, one of our directors, is the Chairman and Chief Executive Officer of Robert Half International Inc. ("Robert Half"). During 2007, we made payments of approximately $0.5 million (representing approximately 0.01% of Robert Half's 2007 revenues) to Robert Half and certain of its subsidiaries for services that included the placement of temporary and permanent employees, Sarbanes-Oxley compliance consultation and due diligence on acquisitions.

Mr. Rhein, one of our directors, is a director of Cohen & Steers, Inc. ("Cohen & Steers"). Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As of December 31, 2007, mutual funds managed by Cohen & Steers Capital Management, Inc. in the aggregate owned approximately 3% of HCP's common stock. In addition, an affiliate of Cohen & Steers provided financial advisory services to us in 2007. In respect of these services, during 2007, we made payments to Cohen & Steers and its affiliates of approximately $5.5 million (representing less than 2% of Cohen & Steers' 2007 revenues).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of our common stock. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors' and officers' questionnaires, no other reports were required and all Section 16(a) filing requirements applicable to our Section 16(a) persons were timely filed, except a Form 5 was filed for Mr. Rhein reporting late sales of an aggregate of 1,600 shares held in a living trust to which he succeeded as trustee upon the original trustee's incapacity.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that refer to future filings for additional information, including specifically to this Proxy Statement, in whole or in part, the following report by the Audit Committee shall not be considered to be incorporated into, or a part of, any such filings.

The Audit Committee of the Board of Directors is comprised of four directors and operates under a written charter adopted by the Board of Directors, as required by the rules of the New York Stock Exchange. The members of the Audit Committee are Messrs. Fanning, Henry, Rhein and Sullivan. HCP's Board has determined, in accordance with its categorical standards, that each member of the Audit Committee is "independent" within the meaning of NYSE and SEC rules.

The primary purposes of the Audit Committee are to assist the Board with its oversight responsibilities regarding: (i) the integrity of HCP's financial statements; (ii) HCP's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of HCP's independent auditor and internal audit function.

Management is responsible for the preparation, presentation and integrity of HCP's financial statements as well as its financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of HCP's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the quarterly financial statements. The members of the Audit Committee are not full-time employees of HCP and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee's considerations and discussions referred to below do not assure that the audit of HCP's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that HCP's auditors are in fact "independent."

In the performance of its oversight function, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that HCP's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. HCP's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in HCP's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

Audit Committee

Peter L. Rhein (Chairman)	Robert R. Fanning, Jr.	David B. Henry	Joseph P. Sullivan

AUDIT AND NON-AUDIT FEES

Fees Paid to Independent Auditors

The following table shows information about fees billed by Ernst & Young LLP, our current independent public auditor, during or related to 2007 and 2006.

	2007 ($ in thousands)	Percentage of 2007 Services Approved by Audit Committee	2006 ($ in thousands)	Percentage of 2006 Services Approved by Audit Committee

Audit Fees(1)	$2,593	100%	$1,789	100%

Audit-related fees(2)	392	100	459	100

Tax fees(3)	629	100	43	100

All other fees(4)	253	100	400	100

Totals	3,867	n/a	2,691	n/a

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of our annual financial statements and internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and other SEC registration statement and consent services.

(2)
Audit-related fees include fees for the separate audits of our consolidated subsidiaries and unconsolidated joint ventures and accounting and tax due diligence (post-signing) in connection with our acquisition of CNL Retirement Properties, Inc. (2006 only).

(3)
Tax fees include fees for tax return review and consultation, including REIT qualification matters and tax due diligence in connection with the Company's acquisition of Slough Estates USA Inc.

(4)
All other fees include fees and out-of-pocket expenses for accounting and pre-signing tax due diligence in connection with our acquisition of CNL Retirement Properties, Inc. and review of June 30, 2007 financial statements and July 31, 2007 closing balance sheet of Slough Estates USA Inc.

The Audit Committee considered whether the provision of the non-audit services by Ernst & Young LLP to HCP is compatible with maintaining the independence of Ernst & Young LLP and concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services. The Audit Committee must pre-approve all audit and permissible non-audit services performed by the independent auditor, although such approval may be delegated to a subcommittee of the Audit Committee, provided that any pre-approvals made by a subcommittee related to audit and permissible non-audit services are presented to the full Audit Committee at its next scheduled meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

HCP has adopted a Code of Business Conduct and Ethics that applies to all of its directors and employees, including the Chief Executive Officer and all senior financial officers, including the Company's principal financial officer, principal accounting officer and controller. The Code of Business Conduct and Ethics is posted in the Investor Relations—Corporate Governance section of our website at www.hcpi.com. In addition, a copy of our Code of Business Conduct and Ethics can be obtained, without charge, upon a request made to our Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. Waivers from, and amendments to, our Code of Business Conduct and Ethics that apply to our directors, executive officers, other principal financial officers or persons performing similar functions will be timely posted in the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

ELECTION OF DIRECTORS
(Proxy Item No. 1)

Pursuant to our Charter and Bylaws, our number of directors is currently set at eleven (11). Each of the directors elected at this Annual Meeting will serve until the 2009 annual meeting of stockholders and until he or she is succeeded by another qualified director who has been elected or until his or her earlier resignation or removal.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Robert F. Fanning, Jr., James F. Flaherty III, Christine N. Garvey, David B. Henry, Lauralee E. Martin, Michael D. McKee, Harold M. Messmer, Jr., Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan for election to the Board. Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Ms. Garvey, Ms. Martin and Messrs. Fanning, Flaherty, Henry, McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan.

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote on the proposal at the Annual Meeting. HCP has adopted a policy whereby any nominee for director who receives a number of "withhold" votes greater than the number of votes "for" his or her election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to our Board of Directors the action to be taken with respect to such offer of resignation.

Each of the nominees for election has consented to serve as a director if elected. If any nominee becomes unavailable for any reason (which is not anticipated), the shares that you vote by returning the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Our Board of Directors recommends that you vote "FOR" each of the eleven (11) nominees for director.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(Proxy Item No. 2)

Our Audit Committee has appointed the firm of Ernst & Young LLP as independent auditors for HCP for the fiscal year ending December 31, 2008, and is submitting its selection for ratification by our stockholders. Ernst & Young LLP has served as our independent auditor since May 2002. Subject to the matters discussed under "Audit Committee Report to Stockholders," the Audit Committee carefully considered the firm's qualifications as independent auditors for HCP. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under "Audit Committee Report to Stockholder," including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2007 are described under "Audit and Non-Audit Fees" above.

If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent auditors. The Audit Committee retains the power to replace the independent auditors whose appointment was ratified by stockholders if the Audit Committee determines that the best interests of HCP warrant a change of its independent auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. Ernst & Young LLP's representative is expected to be available to respond to appropriate questions.

Our Board of Directors recommends that you vote "FOR" ratification of the appointment of Ernst & Young LLP as HCP's independent auditors for the year ending December 31, 2008.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

It is currently contemplated that HCP's 2009 annual meeting of stockholders will be held on or about April 23, 2009. In the event that a stockholder desires to have a proposal considered for presentation at the 2009 annual meeting of stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Corporate Secretary of HCP so that it is received no later than November 24, 2008. Any such proposal must comply with the requirements of HCP's Bylaws and Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in HCP's proxy statement as discussed above, seeks to nominate a candidate for election or to propose business for consideration at such meeting, HCP must receive notice of such proposal no earlier than January 24, 2009 and no later than February 23, 2009. In addition, in the event that we advance the date of the 2009 annual meeting by more than thirty (30) days or delay it by more than sixty (60) days from the anniversary date of the 2008 annual meeting, notice by a stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to the 2009 annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2009 annual meeting or the tenth (10th) day following the day on which HCP publicly announces the date of the 2009 annual meeting. If the notice is not received between these dates and does not satisfy the additional notice requirements set forth in Article II, Section 7(a) of HCP's Bylaws, the notice will be considered untimely and will not be acted upon at the 2009 annual meeting.

Proposals and notices should be directed to the attention of the Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Stockholders may access, view and download this Proxy Statement and our Annual Report on Form 10-K, as amended, over the Internet by clicking on "Annual Reports and Proxy Statements" in the Investor Relations section of our website located at www.hcpi.com. Information on our website does not constitute a part of, and is not incorporated into, this Proxy Statement.

In addition, most stockholders can elect to receive future proxy materials over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future years by following the instructions on your proxy card. If you elect this option, when the proxy materials are mailed to stockholders, you will receive an e-mail notice directing you to those materials. Your election to receive proxy materials electronically will remain in effect until you cancel your enrollment through MLinkSM at www.bnymellon.com/shareowner/isd. Upon your cancellation, HCP will resume mail delivery of all proxy materials to you. If you hold HCP common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to receive future proxy materials electronically. In an effort to reduce the costs incurred by HCP in mailing proxy materials to stockholders, we encourage you to register to receive such materials electronically via the Internet.

OTHER MATTERS

Our Board of Directors knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

Our Annual Report on Form 10-K, containing audited financial statements, accompanies this Proxy Statement. Upon the written request of any person solicited hereby, HCP will provide a copy to such person, without charge, of HCP's Annual Report on Form 10-K, as amended, for the year ended December 31, 2007. Such requests should be directed to our Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO COMPLETE, SIGN AND RETURN THEACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors
Edward J. Henning Corporate Secretary

Long Beach, California
March 24, 2008

ANNEX 1

Categorical Standards for Director Independence

A substantial majority of the Board shall consist of directors who are neither officers or employees of HCP or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the New York Stock Exchange ("NYSE"). Except during periods of transition, or in other unusual circumstances, the Board would not expect to have more than one or two employee directors.

To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have any material relationship with HCP or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Any relationship with HCP shall be deemed to be not material if:

  •
  The relationship does not preclude a finding of independence under Sections 303A.02(b)(i) through 303A.02(b)(v) of the NYSE's Listed Company Manual;

  •
  The relationship does not involve a director being, or having been in the last fiscal year, an executive officer or ten percent (10%) or greater equity owner (beneficially or of record) of any entity that during the last full fiscal year engaged in, or currently proposes to engage in, one or more transactions with HCP or any of its subsidiaries for property or services in an aggregate amount in excess of five percent (5%) of HCP's or such other entity's consolidated gross revenues for the last full fiscal year;

  •
  The relationship does not involve a director being, or having been in the last fiscal year, an executive officer or ten percent (10%) or greater equity owner (beneficially or of record) of any entity to which HCP or any of its subsidiaries was indebted at the end of HCP's last full fiscal year in an aggregate amount in excess of five percent (5%) of HCP's total consolidated assets at the end of such fiscal year;

  •
  The relationship does not involve a director being, or having been in the last fiscal year, a partner, member or executive officer of, or of counsel to, a law or investment banking firm that during the last fiscal year performed services for, or currently proposes to perform services for, or was retained by, or currently proposes to be retained by, HCP (other than an investment banking firm participating as an underwriter in a syndicate), if the aggregate dollar amount of fees paid to such firm by HCP exceeds five percent (5%) of such firm's gross revenues for that firm's last full fiscal year; and

  •
  The relationship does not involve a director (or an immediate family member of the director) being an officer, director or trustee of a charitable organization where HCP's (or an affiliated charitable foundation's) annual discretionary charitable contributions to the charitable organization exceeds the greater of $1 million or five percent (5%) of that organization's consolidated gross revenues. For purposes of this standard, "immediate family member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home.

PROXY

HCP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2008 ANNUAL MEETING OF STOCKHOLDERS
April 24, 2008

        The undersigned shareholder hereby appoints James F. Flaherty III and Peter L. Rhein, or each of them, with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of HCP, Inc. ("HCP"), which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held on Thursday, April 24, 2008 at 9:30 a.m., California time, or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse.

        THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED (1) FOR THE ELECTION TO THE BOARD OF DIRECTORS OF ALL NOMINEES AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS HCP'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

        (Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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☒	Votes must be indicated (x) in Black or Blue ink.	PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING THE POSTAGE PRE-PAID ENVELOPE PROVIDED.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR all nominees.	The Board of Directors recommends a vote FOR Proposal 2.
	FOR All nominees ☐	WITHHOLD AUTHORITY for all nominees ☐	*EXCEPTIONS ☐			FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To elect the eleven (11) members of HCP's Board of Directors			2.	To ratify the appointment of Ernst & Young LLP as HCP's independent auditors for the fiscal year ending December 31, 2008.
	Nominees:
	01 Robert R. Fanning, Jr. 02 James F. Flaherty III 03 Christine N. Garvey 04 David B. Henry 05 Lauralee E. Martin 06 Michael D. McKee	07 Harold M. Messmer, Jr. 08 Peter L. Rhein 09 Kenneth B. Roath 10 Richard M. Rosenberg 11 Joseph P. Sullivan		3.	At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.
					If you desire to receive all future proxy materials electronically, you may do so by enrolling in MLinkSM at www.bnymellon.com/shareowner/isd. Notwithstanding your enrollment, we may elect to send paper and/or electronic notifications to you under certain circumstances. Your enrollment will remain in effect until you cancel it through MLinkSM. Upon cancellation, we will resume mail delivery of all proxy materials.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK THE 'EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS' RECOMMENDATIONS
Signature	Signature	Date

Please sign exactly as your name appears hereon. Joint owners should each sign. Attorneys, trustees, executors, administrators, conservators, custodians, guardians or corporate officers should give their full title.

/*\FOLD AND DETACH HERE/*\

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statements, tax documents and more. Simply log on to Investor ServiceDirect® at
 www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through the enrollment process.

IMPORTANT

    Your vote is important. No matter how many shares of HCP, Inc. common stock you own, please give us your proxy FOR the election to our Board of Directors of all nominees, and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008 by signing, dating and returning this proxy card today in the postage pre-paid envelope provided.

    You can access, view and download this year's Annual Report and Proxy Statement by clicking on "Annual Reports and Proxy Statements" in the Investor Relations section of our website located at www.hcpi.com.

QuickLinks

PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
DIRECTOR COMPENSATION DURING 2007
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
CURRENT EXECUTIVE COMPENSATION PROGRAM ELEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee of the Board of Directors
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
COMPENSATION OF NAMED EXECUTIVE OFFICERS
GRANTS OF PLAN-BASED AWARDS DURING 2007
DESCRIPTION OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
OPTION EXERCISES AND STOCK VESTED DURING 2007
POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
Audit Committee
AUDIT AND NON-AUDIT FEES
CODE OF BUSINESS CONDUCT AND ETHICS
ELECTION OF DIRECTORS (Proxy Item No. 1)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (Proxy Item No. 2)
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
OTHER MATTERS
  ANNEX 1
HCP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS April 24, 2008
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You can now access your HCP, INC. account online.
Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC
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IMPORTANT